Exhibit 4.1

Company No. 02992058

The Companies Act 2006

Articles of Association of Silence Therapeutics plc

Adopted by the Company on 1 November 2021

Public Company Limited by Shares (Incorporated on 18 November 1994)

Cooley (UK) LLP, 22 Bishopsgate, London EC2n 4bq, UK
T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 www.cooley.com

CONTENTS

ARTICLE PAGE

1. Exclusion of Model Articles and Table A	1
2. Definitions and interpretation	1
3. Rights attaching to shares and limitation of liability	4
4. Redemption of shares	4
5. Purchase of shares	4
6. Financial assistance	4
7. Allotment at a discount	5
8. Payment of commission and brokerage	5
9. Unissued shares	5
10. Recognition of trusts	5
11. [PROVISION DELETED]	5
12. Uncertificated shares	5
13. Share certificates and right to share certificates	6
14. Share certificate of joint holders	7
15. Replacement of share certificates	7
16. Payment for share certificates	7
17. Variation of class rights	7
18. Separate general meetings	7
19. Issues of further shares	8
20. Calls	8
21. Timing and payment of calls	8
22. Liability of joint holders	8
23. Interest due on non-payment of calls	8
24. Deemed calls	9
25. Power to differentiate between holders	9
26. Payment of calls in advance	9
27. Notice if call or instalment not paid	9
28. Form of notice	9
29. Forfeiture for non-compliance	9
30. Notice after forfeiture	10
31. Disposal of forfeited shares	10
32. Annulment of forfeiture	10
33. Continuing liability	10
34. Lien on partly-paid shares	11
35. Enforcement of lien by sale	11
36. Application of sale proceeds	11
37. Statutory declaration	11
38. Transfers of uncertificated shares	12
39. Form of transfer	12
40. Right to decline registration	12
41. Further rights to decline registration	12
42. Notice of refusal to register	13
43. Retention of instruments of transfer	13
44. No fee for registration	13

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45. Destruction of documents	13
46. Transmission on death	14
47. Person entitled by transmission	14
48. Restrictions on election	14
49. Rights of persons entitled by transmission	15
50. Power to sell shares	15
51. Power to sell further shares	15
52. Authority to effect sale	16
53. No trust	16
54. Authority to cease sending cheques	16
55. Consolidation and sub-division	16
56. Fractions of shares and rounding up to exact multiples	17
57. Reduction of share capital	17
58. Annual general meeting	18
59. [PROVISION DELETED]	18
60. Convening and format of general meetings	18
61. Length and form of notice	20
62. Short notice	21
63. Omission or non-receipt of notice of resolution or meeting or proxy	21
64. Postponement of general meetings	21
65. [PROVISION DELETED]	21
66. Quorum and procedure if quorum not present	21
67. Security and orderly conduct	22
68. Chairman of general meetings	22
69. Adjournments	23
70. Directors’ right to attend and speak	23
71. Amendments to resolutions	23
72. Method of voting and demand for a poll	24
73. Timing and procedure for a poll	24
74. Votes of Members and of joint holders	25
75. Voting on behalf of incapable Member	26
76. Suspension of rights for non-payment of calls and non-disclosure of interests	26
77. Objections to and errors in voting	28
78. Voting on a poll	29
79. Execution of proxies	29
80. Appointment of proxies	29
81. Delivery of proxies	29
82. Validity of proxies	30
83. Authority of proxies to call for a poll	31
84. Cancellation of proxy’s authority	31
85. Corporate representatives	31
86. Powers of corporate representatives	32
87. Number of Directors	32
88. Directors’ shareholding qualification	32
89. Age of Directors	32
90. Other interests of Directors	32
91. Directors’ fees	32

92. Directors expenses	33
93. Additional remuneration	33
94. Alternate Directors	33
95. Directors’ borrowing powers and restrictions on borrowing	34
96. Powers of Company vested in the Directors	37
97. Pensions, insurance and gratuities for Directors and others	37
98. Local boards	38
99. Attorneys	38
100. Official seal	39
101. Overseas branch register	39
102. Directors’ permitted interests and entitlement to vote	39
103. Exercise of Company’s voting powers	43
104. Signing of cheques etc.	43
105. Minutes	43
106. Vacation of a Director’s office	43
107. Regular submission of Directors for re-election	44
108. Appointment of Directors by separate resolution	44
109. Persons eligible for appointment	44
110. Casual vacancies and additional Directors - powers of Company	44
111. Casual vacancies and additional Directors - powers of Directors	45
112. Power of removal by ordinary resolution	45
113. Appointment of replacement Director	45
114. Board meetings and participation	45
115. Quorum at board meetings	45
116. Voting at board meetings	45
117. Notice of board meetings	46
118. Directors below minimum	46
119. Appointment of chairman and deputy chairman of meetings	46
120. Delegation of Directors’ powers to committees	46
121. Validity of Directors’ acts	47
122. Written resolution of Directors	47
123. Appointment of executive Directors	47
124. Remuneration of executive Directors	47
125. Powers of executive Directors	48
126. Appointment and removal of Secretary	48
127. Use of Seal	48
128. Establishment of reserve	48
129. Declarations of dividends by Company	49
130. Payment of interim and fixed dividends by Directors	49
131. Restrictions on dividends	49
132. Calculation and currency of dividends	49
133. Deductions of amounts due on shares and waiver of dividends	50
134. Dividends other than in cash	50
135. Payment procedure	50
136. Interest	51
137. Forfeiture of dividends	51
138. Power to capitalise	52

139. Authority required	52
140. Provision for fractions etc.	53
141. Accounting records to be kept	53
142. Location of accounting records	53
143. Inspection of accounting records	53
144. Power to extend inspection to Members	53
145. Limit on Members’ right to inspect	53
146. Appointment of auditors	54
147. Service of notice and curtailment of postal service	54
148. Members resident abroad	55
149. Notice deemed served	55
150. Notice to joint holders	56
151. Service of notice on persons entitled by transmission	56
152. Electronic Communication	56
153. Provision for employees	57
154. Distribution of assets	57
155. Indemnity of officers	58
156. Funding of expenditure in defending proceedings	58
157. Exclusive jurisdiction	58
158. Disputes	58
159. Mandatory offer	58

PRELIMINARY

1. Exclusion of Model Articles and Table A

The regulations contained in the Model Articles of Association applicable to the Company under or pursuant to the 2006 Act, or in Table A in the schedule to The Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company except in so far as they are repeated or contained in these Articles.

2. Definitions and interpretation

2.1 In these Articles, unless the context otherwise requires:

the “2006 Act” means the Companies Act 2006 including any modification or re-enactment thereof for the time being in force;

“address” shall, in any case where electronic form is permitted by or pursuant to these Articles or the 2006 Act, include a number or address used for the purpose of sending or receiving notices, documents or information by electronic means but, in any other case, shall not include any number or address used for such purpose;

“AIM” means AIM, a market operated by the London Stock Exchange;

“Articles” means these articles of association as altered from time to time;

“Auditors” means the auditors for the time being of the Company;

“certificated share” means a share in the capital of the Company which is not an uncertificated share and references to a share being held in certificated form shall be construed accordingly;

“clear days’ notice” means that the notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given or on which it is to take effect;

“Company” means Silence Therapeutics plc;

“Depositary” means the holder of a share for the time being held on behalf of another person on the terms of a depositary agreement or a depositary receipt or a similar document;

“Directors” means the directors for the time being of the Company, or, as the case may be, the board of directors for the time being of the Company or the persons present at a duly convened meeting of the board of directors or any duly authorised committee thereof at which a quorum is present;

“dividend” includes bonus;

“electronic form” and “electronic means” shall, where the context so admits, have the meanings given to them in Section 1168 of the 2006 Act;

“FCA” means the Financial Conduct Authority;

“London Stock Exchange” means London Stock Exchange plc;

“Member” means a member of the Company;

“month” means calendar month;

“Office” means the registered office for the time being of the Company;

“paid up” includes credited as paid up;

“properly authenticated dematerialised instruction” shall have the same meaning as in the Regulations;

“Register” means the register of members of the Company required to be kept by the Statutes;

“Regulations” means the Uncertificated Securities Regulations 2001 including any modification or re-enactment thereof for the time being in force;

“relevant system” shall have the same meaning as in the Regulations;

“Seal” means the common seal of the Company or any official or securities seal that the Company may have or be permitted to have under the Statutes;

“Secretary” includes a joint, deputy or assistant secretary, and any person appointed by the Directors to perform the duties of the secretary of the Company;

“Statutes” means the Companies Acts as defined by section 2 of the 2006 Act, and includes the Regulations, and every other statute (including orders, regulations or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company;

“treasury shares” means shares held by the Company under section 724(3)(a) of the 2006 Act;

“uncertificated share” means a share in the capital of the Company of a class title to which is permitted to be transferred by means of a relevant system and is recorded on the Register as being held in uncertificated form and references to a share being held in uncertificated form shall be construed accordingly;

“United Kingdom” means Great Britain and Northern Ireland; and

“in writing” and “written” includes printing, lithography, typewriting, photography and other modes of representing or reproducing words in visible form, whether sent or supplied in electronic form, made available on a website or otherwise.

2.2 Words importing the singular number only shall include the plural, and vice versa.

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2.3 Words importing the masculine gender only shall include all other genders and references to “he”, “him” or “his” shall be construed as including references to any single person or entity as the context shall require.

2.4 Words importing individuals and words importing persons shall include bodies corporate and unincorporated associations.

2.5 Any reference herein to the provisions of any statute or of any subordinate legislation shall include any amendment or re-enactment (with or without amendment) thereof for the time being in force.

2.6 Subject as aforesaid, and unless the context otherwise requires, words and expressions defined in the Statutes, or the Regulations, shall bear the same meanings in these Articles.

2.7 A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.

2.8 Headings to these Articles are for convenience only and shall not affect construction.

2.9 Nothing in these Articles shall preclude the holding and conducting of a meeting in such a way that persons who are not present together at the same place may by electronic means attend and speak and vote at it.

2.10 Any person shall be considered able to attend and participate in the business of a general meeting if that person can exercise his, her, their or its rights to (including, in the case of a corporation, through a duly appointed representative), as relevant, hear, speak, vote and be represented by a proxy at the meeting and “participate”, “participation” and “participating” shall be construed accordingly.

2.11 A person is able to:

(a) exercise the right to speak at a general meeting for the purpose of these Articles when the chairman of the meeting is satisfied that arrangements are in place, including through any electronic facility, so as to enable that person to communicate to all those attending the meeting, during the meeting, any information or opinions that that person has on the business of the meeting; and

(b) hear persons attending a general meeting when the chairman of the meeting is satisfied that arrangements are in place, including through any electronic facility, so as to enable all those attending the meeting, during the meeting, to communicate to that person any information or opinions that such attendees have on the business of the meeting.

2.12 A person is able to exercise the right to vote at a general meeting when:

(a) that person is able to vote, during the meeting (or, in the case of a poll, within the time period specified by the chairman of the meeting) on resolutions put to the vote at the meeting; and

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(b) that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

2.13 References to a “meeting” mean a meeting convened and held in any manner permitted by these Articles, including without limitation a general meeting at which some (but not all) of those persons entitled to be present attend and participate by electronic facility, and such persons shall be deemed to be present at that meeting for all purposes of the Statutes and these Articles, and “present”, “attend”, “participate”, “being present”, “attending”, “participating”, “presence”, “attendance” and “participation” shall be construed accordingly.

2.14 References to “electronic facility” mean a device, system, procedure, method or facility providing an electronic means of attendance at or participation in (or both attendance at and participation in) a general meeting as determined by the Directors pursuant to Article 60.4.

SHARES

3. Rights attaching to shares and limitation of liability

3.1 Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such rights (including preferred, deferred or other special rights) or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Directors may determine).

3.2 The liability of the Members is limited to the amount, if any, unpaid on the shares in the Company respectively held by them.

4. Redemption of shares

Subject to the provisions of the Statutes, any shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder. The terms and conditions and manner of redemption may be determined by the Directors provided that this is done before the shares are allotted.

5. Purchase of shares

Subject to the provisions of the Statutes, the Company may from time to time purchase any of its own shares (including any redeemable shares) in any manner authorised by the 2006 Act (including, but not limited to, by way of purchase, redemption or gift) and may hold any shares purchased for consideration as treasury shares provided that the number of shares held as treasury shares shall not at any time exceed any limit set out in the 2006 Act.

6. Financial assistance

The Company shall not give any financial assistance for the acquisition of shares in the Company except and in so far as permitted by the Statutes.

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7. Allotment at a discount

The shares of the Company shall not be allotted at a discount and save as permitted by the Statutes shall not be allotted except as paid up at least as to one-quarter of their nominal value and the whole of any premium thereon.

8. Payment of commission and brokerage

The Company may, in connection with the issue of any shares or sale for cash of treasury shares, exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

9. Unissued shares

Save as otherwise provided in the Statutes or in these Articles, the Directors may allot (with or without conferring a right of renunciation), grant options over, offer or otherwise deal with or dispose of shares in the Company to such persons at such times and generally on such terms and conditions as they may determine. The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

10. Recognition of trusts

Except as required by law or pursuant to the provisions of these Articles, no person shall be recognised by the Company as holding any share upon any trust, and (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder. Neither the Company nor the relevant system shall be bound to register more than four persons as the joint holders of a share (except in the case of executors or trustees of a deceased Member).

11. [PROVISION DELETED]

SHARE CERTIFICATES

12. Uncertificated shares

12.1 Unless otherwise determined by the Directors and permitted by the Regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument by virtue of the Regulations. Notwithstanding any provisions of these Articles, the Directors shall have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer

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of an uncertificated share (subject always to the Regulations and the facilities and requirements of the relevant system concerned). No provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the holding of shares in uncertificated form.

12.2 The Directors are authorised:

(a) to issue any securities of the Company which may be held, evidenced and transferred through a relevant system in uncertificated form; and

(b) to convert any securities of the Company held in certificated form into securities held in uncertificated form, and vice versa, in accordance with the Statutes and the Regulations and the facilities and requirements of the relevant system concerned and otherwise in such manner as the Directors may, in their absolute discretion, think fit.

12.3 The Company shall enter on the Register how many shares are held by each Member in uncertificated form and in certificated form and shall maintain the Register in each case as required by the Regulations and the relevant system concerned. Unless the Directors otherwise determine, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings.

12.4 A class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated or uncertificated shares.

12.5 The Company shall be entitled, in accordance with regulation 32(2)(c) of the Regulations, to require the conversion of an uncertificated share into certificated form to enable it to deal with that share in accordance with any provision in these Articles, including in particular, Articles 50 to 54, 56 and 76.

12.6 The provisions of Articles 13 to 16 inclusive shall not apply to uncertificated shares.

13. Share certificates and right to share certificates

13.1 Every share certificate shall be executed under seal or in such other manner as the Directors may authorise, and shall specify the number and class and the distinguishing number (if any) of the shares to which it relates and the amount paid up thereon. No certificate shall be issued relating to shares of more than one class. The Directors may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or electronic or other means or may be printed on them or that the certificates need not be signed by any person.

13.2 Subject to Article 12, every person (other than a recognised clearing house (within the meaning of the Financial Services and Markets Act 2000) or a nominee of a recognised clearing house or of a recognised investment exchange (within the meaning of the Financial Services and Markets Act 2000) in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) upon becoming the holder of a certificated share and whose name is entered as a Member on the Register shall be entitled without payment to receive within two months after allotment or lodgement of transfer of shares duly stamped (or

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adjudicated as exempt from stamp duty) to or by him (if required) (or within such other period as the conditions of issue shall provide) one certificate for all the certificated shares registered in his name or, in the case of shares of more than one class being registered in his name, a separate certificate for each class of certificated share so registered, and where a Member (except such a clearing house or nominee) transfers part of the shares of any class registered in his name he shall be entitled without payment to one certificate for the balance of certificated shares of that class retained by him. If a Member shall require additional certificates he shall pay for each additional certificate such reasonable sum (if any) as the Directors may determine.

14. Share certificate of joint holders

In respect of certificated shares of one class held jointly by more than one person the Company shall not be bound to issue more than one certificate, and delivery of a certificate for such shares to one of the joint holders of such shares shall be sufficient delivery to all such holders.

15. Replacement of share certificates

If any certificate be defaced then upon delivery thereof to the Directors they may order the same to be cancelled and may issue a new certificate in lieu thereof; and if any certificate be worn out, lost or destroyed, then upon proof thereof to the satisfaction of the Directors and on such indemnity with or without security as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such worn out, lost or destroyed certificate.

16. Payment for share certificates

Every certificate issued under the last preceding Article shall be issued without payment, but there shall be paid to the Company such exceptional out-of-pocket expenses of the Company in connection with the request (including, without limiting the generality of the foregoing, the investigation of such request and the preparation and execution of any such indemnity or security) as the Directors think fit.

VARIATION OF RIGHTS

17. Variation of class rights

If at any time the share capital is divided into different classes of shares, the rights attached to any class of shares or any of such rights may, subject to the provisions of the Statutes, whether or not the Company is being wound up, be abrogated or varied with the consent in writing of the holders of at least three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

18. Separate general meetings

To every such separate general meeting the provisions of chapter 3 of part 13 of the 2006 Act (save as stated in section 334(2) to (3)) and the provisions of these Articles relating to general meetings shall, mutatis mutandis, so far as applicable apply, subject to the following provisions, namely:

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18.1 the necessary quorum at any such meeting, other than an adjourned meeting, shall be two persons present holding at least one-third in nominal value of the issued shares of the class in question (excluding any shares of that class held as treasury shares) and at an adjourned meeting one person present holding shares of the class in question; and

18.2 any holder of shares of the class in question present in person or by proxy may demand a poll.

For the purposes of Article 18.1 above, where a person is present by proxy or proxies, he is treated as holding only the shares in respect of which those proxies are authorised to exercise voting rights.

19. Issues of further shares

The rights attached to any class of shares shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by the terms upon which such shares are for the time being held, be deemed not to be abrogated or varied by the creation or issue of further shares ranking pari passu therewith.

CALLS ON SHARES

20. Calls

The Directors may, subject to the terms of allotment thereof, from time to time make such calls upon the Members as they think fit in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and each Member shall (subject to the Company serving on him at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

21. Timing and payment of calls

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

22. Liability of joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

23. Interest due on non-payment of calls

If a sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person from whom it is due shall pay interest on the sum at such rate, not exceeding 15 per cent. per annum, as the Directors may determine from the day appointed for the payment thereof until the actual payment thereof, and all expenses that may have been incurred by the Company by reason of such non-payment; but the Directors may, if they shall think fit, waive the payment of such interest and expenses or any part thereof.

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24. Deemed calls

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25. Power to differentiate between holders

The Directors may, on the issue of shares, differentiate between the holders of such shares as regards the amounts of calls to be paid and the times of payment of such calls.

26. Payment of calls in advance

The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies, whether on account of the nominal value of the shares or by way of premium, uncalled and unpaid upon any shares held by him; and upon all or any of the monies so paid in advance the Directors may (until the same would, but for such advance, become presently payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 12 per cent. per annum, as may be agreed upon between the Directors and the Member paying such monies in advance.

FORFEITURE AND LIEN

27. Notice if call or instalment not paid

If any Member fails to pay any call or instalment in full on or before the day appointed for payment thereof, the Directors may, at any time thereafter, serve a notice on him requiring him to pay so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

28. Form of notice

The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which, and the place where, such call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call or instalment is payable will be liable to be forfeited.

29. Forfeiture for non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time after the day specified in such notice, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall extend to all dividends declared and other monies payable in respect of the shares so forfeited and not actually paid before such forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the

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Directors. The Directors may accept a surrender of any share liable to be forfeited hereunder upon such terms and conditions as they think fit.

30. Notice after forfeiture

When any share has been forfeited notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share, or any person entitled to the share by transmission, and an entry of the forfeiture or surrender, with the date thereof, shall forthwith be made in the Register, but no forfeiture or surrender shall be invalidated by any failure to give such notice or make such entry as aforesaid.

31. Disposal of forfeited shares

A share so forfeited or surrendered shall be deemed to be the property of the Company, and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person in such manner, either subject to or discharged from all calls made or instalments due prior to the forfeiture or surrender, as the Directors think fit: Provided that the Company shall not exercise any voting rights in respect of such share and any such share not disposed of in accordance with the foregoing within a period of three years from the date of its forfeiture or surrender shall thereupon be cancelled in accordance with the provisions of the Statutes. For the purpose of giving effect to any such sale or other disposition the Directors may authorise some person to transfer the share so sold or otherwise disposed of to, or in accordance with the directions of, the buyer thereof or other person becoming entitled thereto.

32. Annulment of forfeiture

The Directors may, at any time before any share so forfeited or surrendered shall have been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon such terms as they think fit.

33. Continuing liability

33.1 Any person whose shares have been forfeited or surrendered shall cease to be a Member in respect of those shares and shall surrender to the Company for cancellation the certificate for the forfeited or surrendered shares, but shall, notwithstanding such forfeiture or surrender, remain liable to pay to the Company all monies which, at the date of the forfeiture or surrender, were payable by him to the Company in respect of the shares, together with interest thereon at such rate, not exceeding 15 per cent. per annum, as the Directors may determine from the time of forfeiture or surrender until the time of payment, but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares, together with interest as aforesaid. The Directors may, if they shall think fit, waive the payment of such interest or any part thereof. The Company may enforce payment of such monies without being under any obligation to make any allowance for the value of the shares forfeited or surrendered or for any consideration received on their disposal.

33.2 The forfeiture or surrender of a share shall involve the extinction at the time of the forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the Member whose

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share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by the Articles expressly saved, or as are by the Statutes given or imposed in the case of past Members.

34. Lien on partly-paid shares

The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share; but the Directors may at any time waive any lien which has arisen and may declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all amounts payable in respect of it, including all dividends from time to time declared in respect of every such share and any interest payable on such share.

35. Enforcement of lien by sale

The Company may sell, in such manner as the Directors think fit, any share on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing (i) stating, and demanding payment of, the sum presently payable, and (ii) giving notice of intention to sell in default of such payment, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

36. Application of sale proceeds

The net proceeds of such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of such part of the amount in respect of which the lien exists as is presently payable. The residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the buyer.

37. Statutory declaration

A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts stated therein against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with, in the case of certificated shares, the share certificate delivered to a buyer or allottee thereof, shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

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TRANSFER OF SHARES

38. Transfers of uncertificated shares

All transfers of uncertificated shares shall be made in accordance with and be subject to the provisions of the Regulations and the facilities and requirements of the relevant system and, subject thereto, in accordance with any arrangements made by the Directors pursuant to Article 12.1.

39. Form of transfer

39.1 All transfers of certificated shares shall be effected by instrument in writing in any usual or common form or any other form which the Directors may approve or in any other manner which is permitted by the Statutes and approved by the Directors.

39.2 The instrument of transfer of any certificated share in the Company shall be signed by or on behalf of the transferor (and, in the case of a share which is not fully paid, shall also be signed by or on behalf of the transferee). In relation to the transfer of any share (whether a certificated or an uncertificated share) the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

40. Right to decline registration

Subject to Article 76, the Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of any share which is not a fully-paid share (whether certificated or uncertificated) provided that, where any such shares are admitted to the Official List of the FCA or admitted to AIM or where shares or any other securities of the Company are listed on any other stock exchange, such discretion may not be exercised in a way which the FCA or the London Stock Exchange or any other relevant regulator or stock exchange regards as preventing dealings in the shares of the relevant class or classes of shares or relevant securities from taking place on an open and proper basis. The Directors may likewise refuse to register any transfer of a share (whether certificated or uncertificated), whether fully-paid or not, in favour of more than four persons jointly.

41. Further rights to decline registration

In relation to a certificated share, the Directors may decline to recognise any instrument of transfer unless:

41.1 the instrument of transfer is duly stamped (if required) and deposited at the Office, or at such other place as the Directors may from time to time determine, accompanied by the certificate(s) of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

41.2 the instrument of transfer is in respect of only one class of share.

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42. Notice of refusal to register

If the Directors refuse to register a transfer they shall, in the case of certificated shares, as soon as practicable and in any event within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal and (except in the case of fraud) return to him the instrument of transfer or, in the case of uncertificated shares, notify such person as may be required by the Regulations and the requirements of the relevant system concerned.

43. Retention of instruments of transfer

All instruments of transfer which are registered may be retained by the Company.

44. No fee for registration

No fee shall be charged by the Company on the registration of any instrument of transfer, probate, letters of administration, certificate of death or marriage, power of attorney, renunciation of a renounceable letter of allotment, stop notice or other document or instruction relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

45. Destruction of documents

The Company shall be entitled to destroy:

45.1 any instrument of transfer (which phrase, together with references to documents, shall for the purposes of this Article 45 include electronically generated or stored communications in relation to the transfer of uncertificated shares and any electronic or tangible copies of the same) or other document which has been registered, or on the basis of which registration was made, at any time after the expiration of six years from the date of registration thereof;

45.2 any dividend mandate or any variation or cancellation thereof or any notification of change of name or address (which shall include, in relation to communications in electronic form, any number or address used for the purposes of such communications), at any time after the expiration of two years from the date of recording thereof;

45.3 any share certificate which has been cancelled, at any time after the expiration of one year from the date of such cancellation; and

45.4 any proxy form, after one year from the date it was used if it was used for a poll, or after one month from the end of the meeting to which it relates if it was not used for a poll;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

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(a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to any claim (regardless of the parties thereto);

(b) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled;

(c) references in this Article to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system concerned relating to the transfer of such shares;

(d) references in this Article to the destruction of any document include references to its disposal in any manner; and

(e) in relation to uncertificated shares, the provisions of this Article shall apply only to the extent the same are consistent with the Regulations.

TRANSMISSION OF SHARES

46. Transmission on death

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased Member from any liability in respect of any share which had been solely or jointly held by him.

47. Person entitled by transmission

Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the Member registered as the holder of any such share before his death or bankruptcy or other event, as the case may be.

48. Restrictions on election

If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member or other event had not occurred and the notice or transfer were a transfer signed by the Member registered as the holder of any such share.

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49. Rights of persons entitled by transmission

A person becoming entitled to a share by reason of the death or bankruptcy of the holder or otherwise by operation of law shall, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company (including meetings of the holders of any class of shares in the Company), provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and, if the notice is not complied with within 60 days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

UNTRACED SHAREHOLDERS

50. Power to sell shares

The Company shall be entitled to sell, at the best price reasonably obtainable at the time of sale, any share of a Member or any share to which a person is entitled by transmission if and provided that:

50.1 for a period of 12 years no cheque, warrant or order sent by the Company in the manner authorised by these Articles in respect of the share in question has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; provided that, in such period of 12 years, at least three dividends whether interim or final on or in respect of the share in question have become payable and no such dividend during that period has been claimed; and

50.2 the Company has, on or after expiration of the said period of 12 years, by advertisement in both a national newspaper and a newspaper circulating in the area in which the last known address of the Member or the address at which service of notices may be effected in the manner authorised in accordance with the provisions of these Articles is located, given notice of its intention to sell such share (but so that such advertisements need not refer to the names of the holder(s) of the share or identify the share in question); and

50.3 the Company has not, during the further period of three months after the publication of such advertisements and prior to the exercise of the power of sale, received any communication from the Member or person entitled by transmission; and

50.4 if the shares are admitted to the Official List of the FCA or admitted to AIM, the Company has given notice to a Regulatory Information Service (as defined in the FCA’s Disclosure Guidance and Transparency Rules) of its intention to sell such shares.

51. Power to sell further shares

If, during any 12 year period or three month period referred to in Articles 50.1 and 50.3 of the preceding Article, further shares have been issued in respect of those held at the beginning of

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such 12 year period or of any subsequently issued during such periods and all the other requirements of such Article have been satisfied in respect of the further shares, the Company may also sell such further shares.

52. Authority to effect sale

To give effect to any sale pursuant to the previous two Articles, the Directors may authorise any person to execute as transferor an instrument of transfer of the said share and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such share. The transferee shall not be bound to see to the application of the purchase monies and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount.

53. No trust

No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Directors may from time to time think fit.

54. Authority to cease sending cheques

If either (i) on two consecutive occasions cheques, warrants or orders in payment of dividends or other monies payable in respect of any share have been sent through the post or otherwise in accordance with the provisions of these Articles but have been returned undelivered or left uncashed during the periods for which the same are valid or any transfer by bank or other funds transfer system has not been satisfied; or (ii) following one such occasion reasonable enquiries have failed to establish any new postal address of the registered holder; the Company need not thereafter despatch further cheques, warrants or orders and need not thereafter transfer any sum (as the case may be) in payment of dividends or other monies payable in respect of the share in question until the Member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Office an address for the purpose.

ALTERATION OF CAPITAL

55. Consolidation and sub-division

The Company may, subject to the passing of a resolution authorising it to do so in accordance with the 2006 Act:

55.1 consolidate and divide all or any of its share capital into shares of a larger nominal amount than its existing shares;

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55.2 sub-divide its shares or any of them into shares of smaller nominal amount, provided that:

(a) in the sub-division, consolidation or division, the proportion between the amount paid and the amount, if any, unpaid on each resulting share shall be the same as it was in the case of the share from which that share is derived; and

(b) the resolution pursuant to which any share is sub-divided may determine that as between the resulting shares one or more of such shares may be given any preference or advantage or be subject to any restriction as regards dividend, capital, voting or otherwise over the others or any other of such shares.

56. Fractions of shares and rounding up to exact multiples

56.1 Subject to any direction by the Company in general meeting, whenever as the result of any consolidation or division of shares Members of the Company are entitled to any issued shares of the Company in fractions, the Directors may deal with such fractions as they shall determine and in particular may sell the shares to which Members are so entitled in fractions to any person (including, subject to the provisions of the Statutes, the Company) and pay and distribute to and amongst the Members entitled to such shares in due proportions the net proceeds of the sales thereof save for individual entitlements (net of expenses) not exceeding £3 which may be retained for the benefit of the Company. For the purpose of giving effect to any such sale the Directors may, in respect of certificated shares, nominate some person to execute a transfer of the shares sold on behalf of the Members so entitled to, or, in respect of uncertificated shares, nominate any person to transfer such shares in accordance with the facilities and requirements of the relevant system concerned or make such other arrangements as are compatible with the relevant system concerned or, in either case, in accordance with the directions of the buyer thereof and may cause the name of the transferee(s) to be entered in the Register as the holder(s) of the shares comprised in any such transfer, and such transferee(s) shall not be bound to see to the application of the purchase money nor shall such transferee’s(s’) title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. For the purposes of this Article, any shares representing fractional entitlements to which any Member would, but for this Article, become entitled may be issued in certificated form or uncertificated form.

56.2 The Board may, without prejudice to Article 55 and 56.1 and subject to the Statutes, in each case where the number of shares held by the holder is not an exact multiple of the number of shares to be consolidated into a single share, issue to such holder credited as fully paid by way of capitalisation the minimum number of shares required to round up his holdings to a multiple (such issue being deemed to have been effected immediately prior to consolidation) and the amount required to pay up such shares shall be appropriated at its discretion from any sums standing to the credit of any of the Company’s reserve accounts (including, subject to the 2006 Act, share premium account and capital redemption reserve) or to the credit of profit and loss account and capitalised by applying the same in paying up such shares.

57. Reduction of share capital

Subject to the provisions of the Statutes, the Company may by special resolution reduce its share capital, any capital redemption reserve, any share premium account and any redenomination reserve in any way.

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GENERAL MEETINGS

58. Annual general meeting

The Company shall in accordance with the Statutes, hold a general meeting as its annual general meeting. The annual general meeting shall be held at such time and place and with such additional means of attendance and participation (including at such other place(s) and/or by means of such electronic facility or facilities) as the Directors shall appoint.

59. [PROVISION DELETED]

60. Convening and format of general meetings

60.1 The Directors may, whenever they think fit, convene a general meeting, and general meetings shall also be convened on such requisition, or, in default, may be convened by such requisitionists, as provided by the Statutes. In the case of a general meeting called pursuant to a requisition under the 2006 Act, unless such meeting shall have been called by the Directors, no business other than that stated in the requisition as the object of the meeting shall be discussed.

60.2 The Directors may make whatever arrangements they consider fit to allow those entitled to do so to attend and participate in any general meeting. The Directors shall determine in relation to each general meeting the means of attendance at and participation in the general meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so:

(a) by simultaneous attendance and participation at a satellite place or places pursuant to Article 60.3; and/or

(b) by means of electronic facility or facilities pursuant to Article 60.4

(and for the avoidance of doubt, the Directors shall be under no obligation to offer or provide such satellite place or places or such electronic facility or facilities).

60.3 In the case of any general meeting, the Directors or the chairman of the meeting may make arrangements for simultaneous attendance at and participation in the general meeting in more than one physical place by persons entitled to attend the meeting. The Members present in person or by proxy at a satellite place shall be counted in the quorum for, and entitled to vote at, the general meeting in question. The general meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the meeting to ensure that Members attending at the principal place and any satellite place(s) are able to:

(a) participate in the business for which the meeting has been convened; and

(b) see, and be seen by, persons attending at the principal place and any other satellite place(s) at which the meeting is convened.

The general meeting shall be deemed to take place at the place where the chairman of the general meeting presides (the “principal place”, with any other location where that meeting

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takes place being referred in these Articles as a “satellite place”). The powers of the chairman shall apply equally to each satellite place, including his power to adjourn the meeting as referred to in Article 69.

60.4 The Directors may determine in relation to any general meeting (including any general meeting that is being held at more than one physical place) to enable persons entitled to attend and participate to do so by simultaneous attendance and participation by means of electronic facility or facilities (any such general meeting being a “Hybrid Meeting”). The Members present in person, by proxy, or by means of electronic facility or facilities shall be counted in the quorum for, and entitled to participate in, the general meeting in question. A Hybrid Meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that Members attending the meeting by all means (including by means of electronic facility or facilities) are able to participate in the business for which the meeting has been convened.

For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the principal place.

60.5 If a general meeting is held partly by means of electronic facility or facilities, the Directors (and, at a general meeting, the chairman) may (subject to the requirements of Statutes) make any arrangement and impose any requirement or restriction in connection with participation by such facility or facilities, including any arrangement, requirement or restriction that is:

(a) necessary to ensure the identification of those taking part and the security of the electronic facility; and

(b) proportionate to the achievement of those objectives.

60.6 If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Directors decide that it is impracticable or unreasonable to hold the meeting at the time specified in the notice of meeting and/or using the means of electronic facility or facilities stated in the notice of meeting or made available prior to the meeting, they may change the meeting to remove the ability for persons entitled to attend and participate to do so by simultaneous attendance and participation by means of electronic facility or facilities (such that the meeting is no longer a Hybrid Meeting and the general meeting is to be held by way of physical attendance at the principal place or any satellite place only), or change the means of electronic facility or facilities to be used for such general meeting and/or postpone the time at which the meeting is to be held. If such a decision is made, the Directors may then change again the electronic facility or facilities and/or postpone the time if they decide that it is reasonable to do so. In any case:

(a) no new notice of the meeting need be sent, but the Directors shall take reasonable steps to publicise the date and time of the meeting, and the means of attendance and participation (including any place and/or electronic facility) for the meeting and shall take reasonable steps to ensure that notice of the change or removal of the electronic facility or facilities for participation in the meeting (if any), and/or postponement, shall appear at the original place or places and/or on the original electronic facility or facilities, in each case at the original time;

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(b) if the general meeting is postponed in accordance with this Article 60.6 the appointment of a proxy will be valid if it is received as required by these Articles not less than 48 hours before the postponed time appointed for holding the meeting, provided that the Directors may at their discretion determine that, in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day; and

(c) this Article 60.6 does not apply to a meeting convened in accordance with a Members’ requisition under the 2006 Act or any other meeting that is not called by a resolution of the Directors.

60.7 In no circumstances shall the inability of one or more Members to access, or to continue to access, the electronic facility or facilities for participation in the meeting for all or part of the meeting affect the validity of the meeting or any business conducted at the meeting, provided that sufficient Members are able to participate in the meeting as are required to constitute a quorum under Article 66.

60.8 If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, the Directors in the United Kingdom capable of acting may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

61. Length and form of notice

An annual general meeting shall be called by not less than 21 clear days’ notice, and a meeting of the Company other than an annual general meeting shall be called by not less than 14 clear days’ notice. The notice shall state the principal place, the date and the time of meeting and the general nature of that business. The notice may also identify any satellite places determined in accordance with Article 60. It shall be given, in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Statutes or by the Company in general meeting, to such persons as are entitled to receive such notices from the Company and shall comply with the provisions of the Statutes as to informing Members of their right to appoint proxies. If the Directors determine that a general meeting shall be held partly by electronic facility or facilities, the notice shall specify details of such electronic facility or facilities, including any related access, identification and security arrangements, or shall state where such details will be made available by the Company prior to the meeting. If on two consecutive occasions any notice, document or other information have been sent or supplied (whether through the post or in electronic form) to any Member at his registered address or his address for the service of notices but have been returned undelivered (in the case of an item sent or supplied in electronic form, it will be treated as undelivered if the Company receives notification that it was not delivered to the address to which it was sent), such Member shall not thereafter be entitled to receive notices, documents or information from the Company until he shall have communicated with the Company and supplied in writing to the Office a new registered address or address within the United Kingdom for the service of notices, documents and information. A notice calling an annual general meeting shall state that the meeting is an annual general meeting and a notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as such and shall include the text of the resolution.

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62. Short notice

A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called if it is so agreed:

62.1 in the case of a meeting called as the annual general meeting, by all the Members entitled to attend and vote thereat; and

62.2 in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right (excluding any shares in the Company held as treasury shares).

63. Omission or non-receipt of notice of resolution or meeting or proxy

The accidental failure to give notice of a meeting, or of a resolution intended to be moved at a meeting, or to issue an invitation to appoint a proxy with a notice where required by these Articles, to any one or more persons entitled to receive notice, or the non-receipt of notice of a meeting or of such a resolution or of an invitation to appoint a proxy by any such persons, shall be disregarded for the purpose of determining whether notice of the meeting or of any resolution to be moved at the meeting is duly given.

64. Postponement of general meetings

If the Directors, in their absolute discretion, consider that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, they may postpone the general meeting to another date, time and/or place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required.

PROCEEDINGS AT GENERAL MEETINGS

65. [PROVISION DELETED]

66. Quorum and procedure if quorum not present

66.1 No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business; save as herein otherwise provided, two Members present in person or by proxy and entitled to vote shall be a quorum. The appointment of a chairman of the meeting in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting.

66.2 If within 15 minutes (or such longer time as the chairman of the meeting may decide) from the time appointed for the meeting a quorum is not present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such day, time and place, with such additional means of attendance and participation (including at such place(s) and/or by such electronic facility or facilities), as the chairman of the meeting shall specify. If at such adjourned meeting a quorum is not present within 15 minutes from the time appointed therefor, the Member or Members present in person or by proxy and entitled to

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vote shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

67. Security and orderly conduct

67.1 The Directors may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the use of electronic voting, the issue of tickets (on a basis intended to afford to all Members and proxies and others entitled to attend the meeting an equal opportunity of being admitted to the principal place) or the imposition of some random means of selection or such additional means of participation (including at such a place and/or by such means of electronic facility or facilities) as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place. The entitlement of any Member or proxy or other person entitled to attend a general meeting at the principal place shall be subject to such arrangements as may for the time being be in force whether stated in the notice of the general meeting to apply to that Meeting or notified to the Members concerned subsequent to the provision of the notice of the general meeting.

67.2 The Directors or the chairman of the meeting or any person authorised by the Directors may direct that Members, proxies or corporate representatives wishing to attend any general meeting or anyone else permitted by the chairman of the meeting to attend should submit to such searches or other security arrangements or restrictions (including, without limitation, restrictions on items of personal property which may be taken into the meeting) as the Directors or the chairman of the meeting or such person authorised by the Directors shall consider appropriate in the circumstances. Such persons shall be entitled in their absolute discretion to refuse entry to, or to eject from, such general meeting any such person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

67.3 The Directors or the chairman of the meeting or any person authorised by the Directors may, at any meeting, take such action as is thought fit to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the chairman of the meeting’s decision on matters of procedure or matters arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

68. Chairman of general meetings

68.1 The chairman, if any, of the board of Directors shall preside as chairman of every general meeting of the Company. If there is no such chairman, or if at any general meeting he shall not be present within five minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall select one of their number to be chairman of the meeting; or if no Director is present and willing to take the chair the Members present and entitled to vote shall choose one of their number to be chairman of the meeting.

68.2 In the case of an equality of votes, whether on a show of hands or a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

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69. Adjournments

69.1 The chairman of the meeting may, at any time without the consent of the meeting, adjourn any meeting (whether or not it has commenced or has already been adjourned or a quorum is present) either without specifying another time or place or to another specified time or place, with such additional means of attendance and participation (including at such place(s) and/or by means of such electronic facility or facilities) determined by the chairman in his absolute discretion, where it appears to him that (i) the Members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting, (ii) the conduct of any persons prevents or is likely to prevent the orderly continuation of business; (iii) the facilities at the principal place or any satellite place have become inadequate for the purposes referred to in Article 60.3; (iv) an electronic facility provided by or on behalf of the Company has become inadequate for the purposes referred to in Article 60.4; or (v) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

69.2 The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, with such additional means of attendance and participation (including at such place(s) and/or by means of such electronic facility or facilities) determined by the chairman in his absolute discretion; but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, not less than seven clear days’ notice of the adjourned meeting shall be given specifying the day, the place and the time of the meeting, with such additional means of attendance and participation (including at such place(s) and/or by such means of electronic facility or facilities) as in the case of an original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment.

70. Directors’ right to attend and speak

Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company. The chairman of the meeting may invite any person to attend and speak at any general meeting of the Company whom the chairman of the meeting considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

71. Amendments to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution no amendment thereto (other than an amendment to correct a patent error) may in any event be considered or voted upon.

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72. Method of voting and demand for a poll

72.1 Subject to Article 72.2 at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a) by the chairman of the meeting; or

(b) by at least five Members present in person or by proxy and having the right to vote on the resolution; or

(c) by any Member or Members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the Members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares); or

(d) by a Member or Members present in person or by proxy holding shares in the Company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right (excluding any shares in the Company conferring a right to vote on the resolution which are held as treasury shares).

72.2 A resolution put to the vote at a general meeting held partly by means of electronic facility or facilities shall, unless the chairman of the meeting determines that it shall be decided on a show of hands, be decided on a poll.

72.3 Unless a poll is so demanded (and the demand is not subsequently withdrawn), a declaration by the chairman of the meeting that a resolution has on a show of hands been passed or passed unanimously, or with a particular majority, or lost, or an entry to that effect in the minutes of the meeting of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

72.4 Except as provided in Article 73, if a poll is duly demanded it shall be taken in such manner (including the use of ballot or voting papers or tickets, with such additional means of attendance and participation (including at such place(s) and/or by means of such electronic facility or facilities) as the chairman of the meeting directs and he may appoint scrutineers, who need not be Members, and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

73. Timing and procedure for a poll

A poll demanded on the election of the chairman of the meeting or on the question of an adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 clear days after the date of the meeting or adjourned meeting at which the poll is demanded) and place, and by such additional means of attendance and participation (including at such place and/or by means of such electronic facility or facilities) as the chairman of the meeting may direct. No notice need be given of a poll not taken immediately. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. The demand for a poll

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may be withdrawn with the consent of the chairman of the meeting at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

VOTES OF MEMBERS

74. Votes of Members and of joint holders

74.1 Subject to any rights or restrictions for the time being attached to any class or classes of shares and to any other provisions of these Articles or the Statutes:

(a) on a show of hands:

(i) each Member present in person has one vote;

(ii) except as provided in (iii) and (iv) below, each proxy present in person who has been duly appointed by one or more Members entitled to vote on a resolution has one vote;

(iii) each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one Member entitled to vote on the resolution and the proxy has been instructed by one or more of those Members to vote for the resolution and by one or more other of those Members to vote against it;

(iv) each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one Member entitled to vote on the resolution and either:

(A) the proxy has been instructed by one or more of those Members to vote for the resolution and has been given any discretion by one or more other of those Members to vote and the proxy exercises that discretion to vote against it; or

(B) the proxy has been instructed by one or more other of those Members to vote against the resolution and has been given any discretion by one or more other of those Members to vote and the proxy exercises that discretion to vote for it; and

(v) each duly authorised representative present in person of a Member that is a corporation has one vote;

(b) on a poll, every Member present in person or by proxy or corporate representative has one vote for every share of which he is the holder or in respect of which his appointment as proxy or corporate representative has been made; and

(c) for votes on a show of hands or a poll, any Member, proxy or corporate representative entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

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74.2 In the case of joint holders of a share, the vote of the senior holder who votes, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

75. Voting on behalf of incapable Member

A Member in respect of whom an order has been made by any court or official having jurisdiction (in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised on his behalf by that court or official, and such receiver, curator bonis or other person may vote by proxy, provided that evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote has been delivered at the Office (or at such other place as may be specified in accordance with these Articles for the delivery of appointments of proxy) not later than the last time at which an appointment of a proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.

76. Suspension of rights for non-payment of calls and non-disclosure of interests

76.1 No Member shall, unless the Directors otherwise determine, be entitled, in respect of any share in the capital of the Company held by him, to be present or to vote on any question, either in person or by proxy, at any general meeting, or separate general meeting of the holders of any class of shares of the Company, or to be reckoned in a quorum, if any call or other sum presently payable by him to the Company in respect of such share remains unpaid.

76.2 If any Member, or any other person appearing to the Directors to be interested in any shares in the capital of the Company held by such Member, has been duly served with a notice under section 793 of the 2006 Act and is in default for the period of 14 days from the date of service of the notice under the said section 793 in supplying to the Company the information thereby required, then the Company may (at the absolute discretion of the Directors) at any time thereafter by notice (a “restriction notice”) to such Member direct that, in respect of the shares in relation to which the default occurred and any other shares held at the date of the restriction notice by the Member, or such of them as the Directors may determine from time to time (the “restricted shares” which expression shall include any further shares which are issued in respect of any restricted shares), the Member shall not, nor shall any transferee to which any of such shares are transferred other than pursuant to a permitted transfer or pursuant to Article 76.3(c) below, be entitled to be present or to vote on any question, either in person or by proxy, at any general meeting of the Company or separate general meeting of the holders of any class of shares of the Company, or to be reckoned in a quorum.

76.3 Where the restricted shares represent at least 0.25 per cent. (in nominal value) of the issued shares of the same class as the restricted shares (excluding any shares of that class held as treasury shares), then the restriction notice may also direct that:

(a) any dividend or any part thereof or other monies which would otherwise be payable on or in respect of the restricted shares shall be withheld by the Company; shall not bear interest against the Company; and shall be payable (when the restriction notice ceases to have effect) to the person who would but for the restriction notice have been entitled to them; and/or

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(b) where an offer of the right to elect to receive shares of the Company instead of cash in respect of any dividend or part thereof is or has been made by the Company, any election made thereunder by such Member in respect of such restricted shares shall not be effective; and/or

(c) no transfer of any of the shares held by such Member shall be recognised or registered by the Directors unless the transfer is a permitted transfer; or:

(i) the Member is not himself in default as regards supplying the information required; and

(ii) the transfer is of part only of the Member’s holding and, when presented for registration, is accompanied by a certificate by the Member in a form satisfactory to the Directors to the effect that after due and careful enquiry the Member is satisfied that none of the shares the subject of the transfer are restricted shares; and/or

(d) any shares held by such Member in uncertificated form shall forthwith be converted into certificated form (and the Directors shall be entitled to direct the operator of the relevant system applicable to those shares to effect that conversion immediately) and that Member shall not after that be entitled to convert all or any shares held by him into uncertificated form (except with the authority of the Directors) unless:

(i) the Member is not himself in default as regards supplying the information required; and

(ii) the Member proves to the satisfaction of the Directors that after due and careful enquiry the Member is satisfied that none of the shares he is proposing to convert into uncertificated form are default shares.

Upon the giving of a restriction notice its terms shall apply accordingly.

76.4 The Company shall send a copy of the restriction notice to each other person appearing to be interested in the shares the subject of such notice, but the failure or omission by the Company to do so shall not invalidate such notice.

76.5 Any restriction notice shall have effect in accordance with its terms until not more than seven days after the Directors are satisfied that the default in respect of which the restriction notice was issued no longer continues but shall cease to have effect in relation to any shares which are transferred by such Member by means of a permitted transfer or in accordance with Article 76.3(c) above on receipt by the Company of notice that a transfer as aforesaid has been made. The Company may (at the absolute discretion of the Directors) at any time give notice to the Member cancelling, or suspending for a stated period the operation of, a restriction notice in whole or in part.

76.6 For the purposes of this Article 76:

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(a) a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification whether following service of a notice under the said section 793 or otherwise which either:

(i) names such person as being so interested; or

(ii) (after taking into account the said notification and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

(b) a transfer of shares is a permitted transfer if but only if:

(i) it is a transfer by way of, or in pursuance of, acceptance of a takeover offer for the Company (as defined in section 974 of the 2006 Act); or

(ii) the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a third party unconnected with the transferring Member or with any other person appearing to the Directors to be interested in such shares (and for the purposes of this Article 76.6(b)(ii) any associate (as that term is defined in section 435 of the Insolvency Act 1986) of the Member or of any other person appearing to the Directors to be interested in any of the restricted shares shall be deemed to be connected with the transferring Member); or

(iii) the transfer results from a sale made on or through a market operated by the London Stock Exchange or on or through any stock exchange outside the United Kingdom on which the Company’s shares of the same class as the restricted shares, or securities representing such shares, are normally dealt in.

76.7 The provisions of this Article 76 are in addition and without prejudice to the provisions of the Statutes.

77. Objections to and errors in voting

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, a vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered (or at which the error occurs), and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive. Whether a proxy or corporate representative has voted in accordance with any instructions given by the Member who has appointed such proxy or corporate representative need not be verified by the Company or any other person and any vote (whether on a show of hands or on a poll) given by such proxy or corporate representative will be valid for all purposes notwithstanding any failure to follow such instructions.

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78. Voting on a poll

On a poll votes may be given personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

79. Execution of proxies

The appointment of a proxy shall be in any usual or common form, or in any other form which the Directors may approve and shall be:

(a) under the hand of the appointor or of his attorney duly authorised in writing; or

(b) if the appointor is a corporation, either under seal, or under the hand of an officer or attorney or other person duly authorised; or

(c) if permitted by the Directors, in electronic form in the manner and form and subject to such terms and conditions as the Directors may decide.

The signature, if any, on such appointment need not be witnessed.

80. Appointment of proxies

A proxy need not be a Member of the Company. A Member may appoint more than one proxy to attend and to speak and to vote on the same occasion, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the Member. The appointment of a proxy shall not preclude a Member from attending and voting in person at the meeting or any adjournment thereof.

81. Delivery of proxies

81.1 The appointment of a proxy shall:

(a) (in the case of an appointment not sent in electronic form) be deposited at the Office or at such other place or one of such places (if any) within the United Kingdom as is or are specified for that purpose in or by way of note to the notice convening the meeting or any document accompanying such notice; or

(b) (in the case of an appointment sent in electronic form) where an address has been specified for the purpose by the Company (generally or specifically), be received at such address,

not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote or by such later time as is specified in the notice or instrument or, in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting, not less than 24 hours before the time appointed for the taking of the poll at which it is to be used or by such later time as is specified in the notice or

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instrument, and in default the appointment of a proxy shall not be treated as valid. Failing previous registration with the Company, the power of attorney or other authority, if any, under which the appointment of a proxy is executed, or a notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of that power or authority, or a copy in some other way approved by the Directors, shall (whether (a) or (b) above shall apply) also be deposited or received at the Office or at such other place specified in accordance with (a) above, or (if the Directors so agree) at the address or by the means provided in accordance with (b) above, not later than the time by which the appointment of a proxy is required to be deposited or (as the case may be) received in accordance with this Article. When calculating any periods mentioned in this Article, the Directors may specify that no account shall be taken of any part of a day that is not a working day.

Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Directors may from time to time permit appointments of a proxy to be made by an Uncertificated Proxy Instruction, (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned)); and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. Notwithstanding any other provision of these Articles, the Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

81.2 An appointment of a proxy and any other document referred to in the last sentence of the first paragraph of Article 81.1 shall be deemed to have been validly deposited or received in accordance with Article 81.1 if the appointment is received at the Office or at such other place specified in accordance with Article 81.1(a) by facsimile transmission within the period of time specified by Article 81.1 provided that the original appointment in the same form as the appointment received by facsimile transmission and any other such document is deposited at the place at which the facsimile transmission was received not less than 24 hours before the time appointed for the meeting or adjourned meeting or the holding of a poll subsequently at which the vote is to be used or by such later time as is specified in the notice or instrument.

81.3 If two or more valid but differing appointments of a proxy are delivered or (in the case of appointments in electronic form) received in accordance with Article 81.1 in respect of the same share for use at the same meeting, the one which is last delivered or, as the case may be, received as aforesaid (regardless of its date, its date of sending or the date of its execution) shall be treated as replacing and revoking the others as regards that share. If the Company is unable to determine which was delivered or received last, none of them shall be treated as valid in respect of that share.

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82. Validity of proxies

An appointment of a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting to which it relates. No appointment of a proxy shall be valid after the expiration of 12 months from the date of its deposit or receipt in accordance with Article 81.1 except at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting in cases where the meeting was originally held within 12 months from that date.

83. Authority of proxies to call for a poll

The appointment of a proxy to vote on a matter at a meeting of the Company shall be deemed to confer authority on the proxy to demand or join in demanding a poll on that matter.

84. Cancellation of proxy’s authority

84.1 The termination of the authority of a person to act as proxy must be notified to the Company in writing.

84.2 The termination of the authority of a person to act as proxy does not affect:

(a) whether that person counts in deciding whether there is a quorum at a meeting, the validity of anything that person does as chairman of a meeting or the validity of a poll demanded by that person at a meeting unless the Company receives notice of termination before the commencement of the meeting; and

(b) the validity of a vote given by that person unless the Company receives notice of termination before the commencement of the meeting or adjourned meeting at which the vote is given or, in the case of a poll taken more than 48 hours after it is demanded, before the time appointed for taking the poll.

84.3 The notice of the termination must be received at an address that is specified in the form of proxy or, where the appointment of the proxy was sent by electronic means, at an address that is specified or deemed to be specified in such form of proxy or, in either case, in the notice convening the meeting or any document sent therewith.

84.4 A vote given or poll demanded in accordance with the terms of an appointment of a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or determination of the authority of the person voting or demanding a poll, provided that no intimation in writing of such death, insanity, revocation or determination shall have been received by the Company at the Office or such other place (if any) as is specified in the form of proxy for depositing the appointment of proxy or, where the appointment of the proxy was sent by electronic means, at an address that is specified or deemed to be specified in such form of proxy, or in either case, in the notice convening the meeting or any document sent therewith, in each case in accordance with Article 81.1, before the time for holding the meeting or adjourned meeting or the time appointed for taking a poll subsequently thereto at which such vote is given.

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85. Corporate representatives

Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise a person or persons to act as its representative or representatives at any meeting of the Company or of any class of Members of the Company. A director, the Secretary or other person authorised for the purpose by the Secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

86. Powers of corporate representatives

Any person so authorised shall be entitled to exercise on behalf of the corporation which he represents the same powers as that corporation could exercise if it were an individual Member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat. Where the corporation authorises more than one person, the provisions of section 323(3) and (4) of the 2006 Act shall apply.

DIRECTORS

87. Number of Directors

Unless and until the Company in general meeting shall otherwise determine, the number of Directors shall not be less than two, but shall not be subject to any maximum number.

88. Directors’ shareholding qualification

A Director shall not be required to hold any shares in the capital of the Company. A Director who is not a Member shall nevertheless be entitled to receive notice of and attend and speak at all general meetings of the Company and all separate general meetings of the holders of any class of shares in the capital of the Company.

89. Age of Directors

There shall not be an age limit for Directors.

90. Other interests of Directors

Subject to the provisions of the Statutes, a Director of the Company may be or continue as or become a director or other officer, employee or member of, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate in which the Company may be (directly or indirectly) interested as shareholder or otherwise or any parent undertaking or subsidiary undertaking of any parent undertaking of the Company, and no such Director shall, by reason of his office, be accountable to the Company for any remuneration or other benefits which derive from any such office or employment or from any contract, transaction or arrangement with, or from his membership or interest in, such other body corporate or undertaking. No such office, employment, contract, transaction or arrangement or interest shall be liable to be avoided on the ground of any such interest or benefit.

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91. Directors’ fees

The Directors shall be paid out of the funds of the Company by way of fees for their services as Directors such sums (if any) as the Directors may from time to time determine (not exceeding in the aggregate an annual sum (excluding amounts payable under any other provision of these Articles) of £500,000 or such larger amount as the Company may by ordinary resolution determine) and such remuneration shall be divided among them in such proportions and manner as the Directors determine and, in default of a determination within a reasonable period, equally, except that any Director holding office for less than a year or other period for which remuneration is paid shall rank in the division in proportion to the fraction of the year or other period during which he has held office. Such remuneration shall be deemed to accrue from day to day.

92. Directors expenses

The Directors may also be paid all reasonable travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or of the holders of any class of shares or debentures of the Company or otherwise in connection with the business of the Company.

93. Additional remuneration

Any Director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Directors may determine.

ALTERNATE DIRECTORS

94. Alternate Directors

94.1 Each Director shall have the power at any time to appoint as an alternate Director either: (i) another Director or (ii) any other person approved for that purpose by a resolution of the Directors, and, at any time, to terminate such appointment. Every appointment and removal of an alternate Director shall be in writing signed by the appointor and (subject to any approval required) shall (unless the Directors agree otherwise) only take effect upon receipt of such written appointment or removal at the Office or at a meeting of the Directors or in the case of an appointment or removal in electronic form, at such address (if any) specified by the Company for that purpose. An alternate Director shall not be required to hold any shares in the capital of the Company and shall not be counted in reckoning the maximum and minimum numbers of Directors allowed or required by Article 87.

94.2 An alternate Director so appointed shall not be entitled as such to receive any remuneration from the Company except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but shall otherwise be subject to the provisions of these Articles with respect to Directors. An alternate Director shall during his appointment be an officer of the Company and shall alone be

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responsible to the Company for his own acts and defaults and shall not be deemed to be an agent of his appointor.

94.3 An alternate Director shall be entitled (subject to his giving to the Company either an address within the United Kingdom or an address for the purpose of sending or receiving documents or information by electronic means at which notices may be served upon him) to receive notices of all meetings of the Directors and of any committee of the Directors of which his appointor is a Member, and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally in the absence of his appointor to perform and exercise all functions, rights, powers and duties as Director of his appointor.

94.4 The appointment of an alternate Director shall automatically determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor shall cease for any reason to be a Director otherwise than by retiring and being re-appointed at the same meeting.

94.5 A Director or any other person may act as alternate Director to represent more than one Director and an alternate Director shall be entitled at meetings of the Directors or any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

BORROWING POWERS

95. Directors’ borrowing powers and restrictions on borrowing

95.1 Subject as hereinafter provided the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital, or any part thereof, and, subject to the provisions of the Statutes to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

95.2 The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all monies borrowed by the Group (which expression in this Article means the Company and its subsidiary undertakings for the time being) and for the time being: owing to persons outside the Group shall not at any time, without the previous sanction of an ordinary resolution of the Company in general meeting, exceed a sum equal to 5 times the aggregate of:

(a) the amount paid up on the issued share capital of the Company; and

(b) the total of the capital and revenue reserves of the Group (including any share premium account, capital redemption reserve and credit balance on the profit and loss or income account) in each case, whether or not such amounts are available for distribution;

all as shown in the latest audited consolidated balance sheet of the Group but after:

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(i) making such adjustments as may be appropriate in respect of any variation in such amount paid up on the issued share capital or share premium account or capital redemption reserve or merger reserve since the date of such latest audited consolidated balance sheet and so that for this purpose if any issue or proposed issue of shares for cash or otherwise has been underwritten or otherwise agreed to be subscribed (for cash or otherwise) then, at any time when the underwriting of such shares or other agreement as aforesaid shall be unconditional, such shares shall be deemed to have been issued and the amount (including any premium) payable (or which would be credited as payable) in respect thereof (not being monies payable later than six months after the date of allotment) shall be deemed to have been paid up to the extent that the underwriters or other persons are liable therefor;

(ii) deducting (to the extent included) any amounts distributed or proposed to be distributed (but not provided in such latest audited consolidated balance sheet) other than distributions attributable to the Company or any subsidiary undertaking;

(iii) deducting (to the extent included) any amounts attributable to goodwill (other than goodwill arising on consolidation) which, as at the date of the relevant calculation, remain within the Company and its subsidiary undertakings and which have been written off against reserves either by direct charge or by charge through the profit and loss or income account;

(iv) excluding any amounts attributable to outside shareholders in subsidiary undertakings of the Company;

(v) deducting any debit balance on the profit and loss or income account;

(vi) adding back an amount equal to amounts charged in respect of any deferred tax liabilities, any deficit relating to pensions and other post employment benefits and any asset or liability which has been re-valued under the provisions of IAS 32, 39, 40 or 41 or the corresponding UK standard, whether charged to profit and loss account or to fair value reserve (in each case) substituting the relevant amounts that would have been recognised had the accounts been prepared in accordance with the relevant accounting standards applicable to the Group’s accounts for the year ended 31 December 2004 under UK generally accepted accounting principles insofar as they relate to the matters dealt with by IAS 32 and IAS 39, 40, 41; and deducting from reserves amounts credited in respect of any deferred tax assets and any surpluses relating to pensions and other post employment benefits or any asset or liability which has been re-valued under the provisions of IAS 32, 39, 40 or 41 or the corresponding UK standard, whether included in profit and loss account or in the fair value reserve (in each case) substituting the relevant amounts that would have been recognised had the accounts been prepared in accordance with the relevant accounting standards applicable to the Group’s accounts for the year ended 31 December 2004

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under UK generally accepted accounting principles insofar as they relate to the matters dealt with by IAS 32 and IAS 39, 40, 41.

References in this paragraph to IAS are to those International Accounting Standards as from time to time amended, and any standards, principles, practice or rules that may from time to time, directly or indirectly, supplement or replace those standards or any part of them; and

(vii) making such adjustments (if any) as the Auditors may consider appropriate.

95.3 For the purpose of the foregoing limit, “monies borrowed” shall be deemed to include the following except in so far as otherwise taken into account (together in each case with any fixed or minimum premium payable on final redemption or repayment):

(a) the principal amount for the time being owing (other than to a member of the Group) in respect of any loan capital, whether secured or unsecured, issued by a member of the Group in whole or in part for cash or otherwise;

(b) the principal amount raised by any member of the Group by acceptances or under any acceptance credit opened on its behalf by any bank or accepting house other than acceptances relating to the purchase of goods in the ordinary course of trading and outstanding for not more than 90 days;

(c) the nominal amount of any issued share capital, and the principal amount of any monies borrowed or other indebtedness, the redemption or repayment of which is guaranteed or secured or is the subject of an indemnity given by any member of the Group and the beneficial interest in the redemption or repayment of which is not owned within the Group; and

(d) the nominal amount of any issued share capital (not being equity share capital which as regards capital has rights no more favourable than those attached to its ordinary share capital) of any subsidiary undertaking of the Company owned otherwise than by other members of the Group, but “monies borrowed” shall not include and shall be deemed not to include:

(i) amounts borrowed for the purpose of repaying the whole or any part (with or without premium) of any monies borrowed by any member of the Group then outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period; and

(ii) the proportion of the excess outside borrowing of a partly owned subsidiary undertaking which corresponds to the proportion of its equity share capital which is not directly or indirectly attributable to the Company and so that, for this purpose, the expression “excess outside borrowing” shall mean so much of the monies borrowed by such partly owned subsidiary undertaking otherwise than from members of the Group as exceeds the monies borrowed (if any) from and owing to it by other members of the Group.

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When the aggregate amount of monies borrowed required to be taken into account for the purposes of this Article on any particular day is being ascertained, any of such monies denominated or repayable (or repayable at the option of any person other than the Company or any subsidiary undertaking) in a currency other than sterling shall be translated, for the purpose of calculating the sterling equivalent, at the rate(s) of exchange prevailing on that day in London, or on the last business day six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange prevailing shall be taken as the spot rate in London quoted at or about 11.00 a.m. on the day in question by a London clearing bank, approved by the Directors, as being the rate for the purchase by the Company of the currency and amount in question for sterling).

95.4 A certificate or report by the Auditors as to the amount of the limit in Article 95.2 or the aggregate amount of monies borrowed falling to be taken into account under Article 95.3 or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times or during any period shall be conclusive evidence of such amount or fact for the purposes of this Article.

95.5 No lender or other person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or inquire whether the said limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual, except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the said limit has been or would thereby be exceeded.

95.6 In this Article “subsidiary undertaking” means a subsidiary undertaking of the Company which is required by the Statutes to be included in consolidated group accounts.

POWERS AND DUTIES OF DIRECTORS

96. Powers of Company vested in the Directors

The business of the Company shall be managed by the Directors, who may exercise all the powers of the Company subject, nevertheless, to the provisions of these Articles and of the Statutes, and to such directions as may be given by the Company in general meeting by special resolution, provided that no alteration of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if such alteration had not been made or such direction had not been given. The general powers conferred upon the Directors by this Article shall not be deemed to be abridged or restricted by any specific power conferred upon the Directors by any other Article.

97. Pensions, insurance and gratuities for Directors and others

97.1 The Directors may exercise all the powers of the Company to give or award pensions, annuities, gratuities or other retirement, superannuation, death or disability allowances or benefits (whether or not similar to the foregoing) to (or to any person in respect of) any persons who are or have at any time been Directors of or employed by or in the service of the Company or of any body corporate which is or was a subsidiary undertaking or a parent undertaking of the Company or another subsidiary undertaking of a parent undertaking of the Company or otherwise associated with the Company or any such body corporate, or a predecessor in business of the Company or any such body corporate, and to the spouses, civil partners, former

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spouses, former civil partners, children and other relatives and dependants of any such persons and may establish, maintain, support, subscribe to and contribute to all kinds of schemes, trusts and funds (whether contributory or non-contributory) for the benefit of such persons as are hereinbefore referred to or any of them or any class of them, and so that any Director or former Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such trust, fund or scheme or otherwise).

97.2 Without prejudice to any other provisions of these Articles, the Directors may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other body (whether or not incorporated) which is or was its parent undertaking or subsidiary undertaking or another subsidiary undertaking of any such parent undertaking (together “Group Companies”) or otherwise associated with the Company or any Group Company or in which the Company or any such Group Company has or had any interest, whether direct or indirect, or of any predecessor in business of any of the foregoing, or who are or were at any time trustees of (or directors of trustees of) any pension, superannuation or similar fund, trust or scheme or any employees’ share scheme or other scheme or arrangement in which any employees of the Company or of any such other body are interested, including (without prejudice to the generality of the foregoing) insurance against any costs, charges, expenses, losses or liabilities suffered or incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the actual or purported exercise of their powers and discretions and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any such other body, fund, trust, scheme or arrangement.

97.3 Without prejudice to any other provisions of these Articles, the Directors may exercise all the powers of the Company to establish, maintain, and contribute to any scheme for encouraging or facilitating the holding of shares in the Company or in any subsidiary or subsidiary undertaking of the Company by or for the benefit of current or former directors of the Company or any subsidiary or subsidiary undertaking of the Company or any company otherwise allied or associated with the Company or subsidiary or subsidiary undertaking of the Company or the spouses, civil partners, former spouses, former civil partners, families, connections or dependants of any such person and, in connection with any such scheme, to establish, maintain and contribute to a trust for the purpose of acquiring and holding shares in the Company or any subsidiary or subsidiary undertaking of the Company and to lend money to the trustees of any such trust or to any individual referred to above.

98. Local boards

The Directors may make such arrangements as they think fit for the management and transaction of the Company’s affairs in the United Kingdom and elsewhere and may from time to time and at any time establish any local boards or agencies for managing any of the affairs of the Company in any specified locality, and may appoint any persons to be members of such local board, or any managers or agents, and may fix their remuneration. The Directors from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the Directors (other than the powers of borrowing and of making calls), with power to sub-delegate, and may authorise the members

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for the time being of any such local board, or any of them, to fill up any vacancies therein, and to act notwithstanding vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation.

99. Attorneys

The Directors may from time to time and at any time by power of attorney or otherwise appoint any body corporate, firm or person or body of persons to be the attorney or attorneys or agent or agents of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointments may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Directors may think fit and may also authorise any such attorney or agent to sub-delegate all or any of the powers, authorities and discretions vested in him.

100. Official seal

The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and the powers conferred by the Statutes with regard to having an official seal for sealing securities and for sealing documents creating and/or evidencing securities, and such powers shall be vested in the Directors.

101. Overseas branch register

The Company may exercise the powers conferred upon the Company by the Statutes with regard to the keeping of an overseas branch register, and the Directors may (subject to the provisions of the Statutes) make and vary such regulations as they may think fit concerning the keeping of any such register.

102. Directors’ permitted interests and entitlement to vote

102.1 Subject to the provisions of the Statutes, a Director may hold any other office or place of profit with the Company, except that of Auditor, in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company (otherwise than as Auditor), and in any such case on such terms as to remuneration and otherwise as the Directors may decide. Any such remuneration shall be in addition to any remuneration provided for by any other Article. No Director or intending Director shall be disqualified by his office from entering into, or being otherwise interested in, any of the foregoing, or any other contract, transaction or arrangement with the Company or in which the Company has a (direct or indirect) interest. Subject to the provisions of the Statutes and save as therein provided no such contract, transaction or arrangement shall be liable to be avoided on the grounds of the Director’s interest, nor shall any Director be liable to account to the Company for any remuneration or other benefit which derives from any such contract, transaction or arrangement or interest by reason of such Director holding that office or of the fiduciary relationship thereby established, but he shall declare the nature of his interest in accordance with the Statutes.

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102.2 Save as herein provided, a Director shall not vote at a meeting of the Directors in respect of any contract, arrangement or transaction whatsoever in which he has an interest which is to his knowledge a material interest otherwise than by virtue of interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

102.3 A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(a) the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(b) the giving of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(c) any proposal concerning an offer of securities of or by the Company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d) any contract, arrangement or transaction concerning any other body corporate in which he or any person connected with him (within the meaning of sections 252 to 255 of the 2006 Act) is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons so connected with him do not to his knowledge hold an interest (within the meaning of sections 820 to 825 of the 2006 Act) in one per cent. or more of any class of the equity share capital of such body corporate or of the voting rights available to members of the relevant body corporate;

(e) any contract, arrangement or transaction for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to him any privilege or advantage not generally accorded to the employees to whom the scheme relates;

(f) any contract, arrangement or transaction concerning any insurance which the Company is to purchase and/or maintain for, or for the benefit of, any Directors or persons including Directors;

(g) the giving of an indemnity pursuant to Article 155; and

(h) the provision of funds to any Director to meet, or the doing of anything to enable a Director to avoid incurring, expenditure of the nature described in section 205(1) or 206 of the 2006 Act.

102.4 A Director shall not vote or be counted in the quorum on any resolution at any meeting of the Directors concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his appointment or the termination thereof.

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102.5 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under paragraph 102.3(d) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

102.6 If any question shall arise at any meeting of the Directors as to an interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

102.7 Subject to the provisions of the Statutes the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract, arrangement or transaction not duly authorised by reason of a contravention of this Article.

102.8

(a) For the purposes of section 175 of the 2006 Act, the Directors may authorise any matter proposed to them in accordance with these Articles which would, if not so authorised, constitute or give rise to an infringement of duty by a Director under that Section.

(b) Authorisation of a matter under sub paragraph (a) of this paragraph of this Article shall be effective only if -

(i) the matter in question shall have been proposed by any person for consideration at a meeting of the Directors, in accordance with the Directors procedures, if any, for the time being relating to matters for consideration by the Directors or in such other manner as the Directors may approve;

(ii) any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

(iii) the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

(c) Any authorisation of a matter pursuant to sub paragraph (a) of this paragraph of this Article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

(d) Any authorisation of a matter under sub paragraph (a) of this paragraph of this Article shall be subject to such conditions or limitations as the Directors may specify, whether at the time such authorisation is given or subsequently, and may be terminated or varied by the Directors at any time. A Director shall comply with any obligations imposed on him by the Directors pursuant to any such authorisation.

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(e) A Director shall not, by reason of his office or the fiduciary relationship thereby established, be accountable to the Company for any remuneration or other benefit which derives from any matter authorised by the Directors under sub-paragraph (a) of this paragraph of this Article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such remuneration or other benefit or on the ground of the Director having any interest as referred to in the said section 175.

(f) A Director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director or officer or employee of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his connection with that other person conflicts, or possibly may conflict, with the interests of the Company, this sub-paragraph (f) of this paragraph of this Article applies only if the existence of that connection has been authorised by the Directors under sub-paragraph (a) of this paragraph of this Article. In particular, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the 2006 Act because he fails -

(i) to disclose any such information to the Directors or to any Director or other officer or employee of the Company; and/or

(ii) to use any such information in performing his duties as a Director or officer or employee of the Company.

(g) Where the existence of a Director’s connection with another person has been authorised by the Directors under sub-paragraph (a) of this paragraph of this Article and his connection with that person conflicts, or possibly may conflict, with the interests of the Company, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the 2006 Act because he -

(i) absents himself from meetings of the Directors or any committee thereof at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(ii) makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest (or possible conflict of interest) subsists.

(h) The provisions of sub-paragraphs (f) and (g) of this paragraph of this Article are without prejudice to any equitable principle or rule of law which may excuse the Director from -

(i) disclosing information, in circumstances where disclosure would otherwise be required under these Articles or otherwise; or

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(ii) attending meetings or discussions or receiving documents and information as referred to in sub-paragraph (g) of this paragraph of this Article, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

(i) For the purposes of this Article, a conflict of interest includes a conflict of interest and duty and a conflict of duties.

103. Exercise of Company’s voting powers

The Directors may exercise or procure the exercise of the voting rights conferred by the shares in any other body corporate held or owned by the Company or any power of appointment in relation to any other body corporate, and may exercise any voting rights or power of appointment to which they are entitled as directors of such other body corporate, in such manner as they shall in their absolute discretion think fit, including the exercise thereof in favour of appointing themselves or any of them as directors, officers or servants of such other body corporate, and fixing their remuneration as such, and may vote as Directors of the Company in connection with any of the matters aforesaid.

104. Signing of cheques etc.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine.

105. Minutes

105.1 The Directors shall cause minutes to be recorded:

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c) of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors.

105.2 It shall not be necessary for Directors present at any meeting of Directors or committee of Directors to sign their names in any minute book or other book kept for recording attendance.

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Minutes recorded as aforesaid, if purporting to be signed by the chairman of the meeting, or by the chairman of the next succeeding such meeting, shall be receivable as evidence of the matters stated in such minutes.

DISQUALIFICATION OF DIRECTORS

106. Vacation of a Director’s office

The office of a Director shall be vacated in any of the following events, namely:

106.1 if a bankruptcy order is made against him or he makes any arrangement or composition with his creditors generally;

106.2 if he ceases to be a Director by virtue of any provision of the Statutes, is removed from office pursuant to these Articles or the Statutes or becomes prohibited by law or (if applicable) the rules of any stock exchange from acting as a Director;

106.3 if, in England or elsewhere, an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs;

106.4 if he resigns his office by notice to the Company or offers to resign and the Directors resolve to accept such offer;

106.5 if, not having leave of absence from the Directors, he and his alternate (if any) fail to attend the meetings of the Directors for six successive months, unless prevented by illness, unavoidable accident or other cause which may seem to the Directors to be sufficient, and the Directors resolve that his office be vacated;

106.6 if, by notice in writing delivered to or received at the Office or, in the case of a notice in electronic form, at such address (if any) specified by the Directors for that purpose or tendered at a meeting of the Directors, his resignation is requested by all of the other Directors (but so that this shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company).

RETIREMENT AND SUBMISSION FOR RE-ELECTION OF DIRECTORS

107. Regular submission of Directors for re-election

At every annual general meeting, there shall retire from office any Director who shall have been a Director at each of the preceding two annual general meetings and who was not appointed or re-appointed by the Company in general meeting at, or since, either such meeting. A retiring Director shall be eligible for re-appointment. A Director retiring at a meeting shall, if he is not re-appointed at such meeting, retain office until the meeting appoints someone in his place, or if it does not do so, until the conclusion of such meeting.

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108. Appointment of Directors by separate resolution

A single resolution for the appointment of two or more persons as Directors shall not be put at any general meeting, unless an ordinary resolution that it should be so put has first been agreed to by the meeting without any vote being given against it.

109. Persons eligible for appointment

No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for appointment to the office of Director at any general meeting unless not less than seven nor more than 42 days before the date appointed for the meeting there shall have been left at the Office notice in writing, signed by a Member duly qualified to attend and vote at such meeting, of his intention to propose such person for appointment, and also notice in writing signed by that person of his willingness to be appointed.

110. Casual vacancies and additional Directors - powers of Company

Subject as aforesaid, the Company may from time to time by ordinary resolution appoint a person who is willing to act to be a Director either to fill a casual vacancy or as an additional Director.

111. Casual vacancies and additional Directors - powers of Directors

The Directors shall have power at any time, and from time to time, to appoint any person to be a Director of the Company, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the maximum number, if any, fixed by or pursuant to these Articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for reappointment. If not reappointed at such meeting, he shall vacate office at the conclusion thereof.

112. Power of removal by ordinary resolution

The Company may by ordinary resolution, of which special notice has been given in accordance with the provisions of the Statutes, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

113. Appointment of replacement Director

Subject to Article 108, the Company may by ordinary resolution appoint another person in place of a Director removed from office under the immediately preceding Article.

PROCEEDINGS OF DIRECTORS

114. Board meetings and participation

The Directors may meet for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Without prejudice to the foregoing, all or any of the Directors or of

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the members of any committee of the Directors may participate in a meeting of the Directors or of that committee by electronic means, including by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other and to address each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is then present. The word “meeting” in these Articles shall be construed accordingly.

115. Quorum at board meetings

The Directors may determine the quorum necessary for the transaction of business. Until otherwise determined two Directors shall constitute a quorum.

116. Voting at board meetings

Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective.

117. Notice of board meetings

Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose. A Director absent or intending to be absent from the United Kingdom may request the Directors that notices of meetings of the Directors shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, whether or not out of the United Kingdom, or be sent by electronic means to such address (if any) for the time being notified by him to the Company for that purpose. If no such request is made to the Directors, it shall not be necessary to send notice of a meeting of the Directors to any Director who is for the time being absent from the United Kingdom.

118. Directors below minimum

The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

119. Appointment of chairman and deputy chairman of meetings

The Directors may elect one of their number as a chairman of their meetings, and one of their number to be the deputy chairman of their meetings and may at any time remove either of them from such office; but if no such chairman or deputy chairman is elected, or if at any meeting

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neither the chairman nor the deputy chairman is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number to be chairman of such meeting.

120. Delegation of Directors’ powers to committees

The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve any payment to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee any reference in these Articles to the exercise by the Directors of such power or discretion shall be read and construed as if it were a reference to the exercise of such power or discretion by such committee. Any committee so formed shall in the exercise of the powers and discretions so delegated conform to any regulations that may from time to time be imposed by the Directors in default of which the meetings and proceedings of a committee consisting of more than one member shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings and meetings of the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.

Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers and discretions delegated and may be made subject to such conditions as the Directors may specify, and may be revoked or altered.

121. Validity of Directors’ acts

All acts done by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director or as a member of a committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any of the persons acting as aforesaid, or that any of such persons were disqualified from holding office or not entitled to vote on the matter in question, or had in any way vacated office, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or member of the committee and was entitled to vote.

122. Written resolution of Directors

A resolution in writing, signed or otherwise agreed to by all the Directors for the time being entitled to receive notice of a meeting of the Directors or by all the members of a committee for the time being entitled to receive notice of a committee meeting (in each case who would have been entitled to vote on the resolutions at a meeting of the Directors or of such committee), shall be as valid and effective for all purposes as a resolution passed at a meeting duly convened and held, and may consist of two or more documents in like form each signed or agreed to by one or more of such Directors or members of such committee provided that all those signing or agreeing to the resolution would have formed a quorum at such meeting. Such

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a resolution in writing need not be signed or agreed to by an alternate Director if it is signed or agreed to by the Director who appointed him.

MANAGING AND EXECUTIVE DIRECTORS

123. Appointment of executive Directors

Subject to the provisions of the Statutes, the Directors may from time to time appoint one or more of their body to the office of Managing Director or to hold such other executive office in relation to the management of the business of the Company as they may decide, for such period and on such terms as they think fit, and, subject to the terms of any service contract entered into in any particular case and without prejudice to any claim for damages such Director may have for breach of any such service contract, may revoke such appointment. Without prejudice to any claim for damages such Director may have for breach of any service contract between him and the Company, his appointment shall be automatically determined if he ceases from any cause to be a Director.

124. Remuneration of executive Directors

The salary or remuneration of any Managing Director or other executive Director of the Company shall, subject as provided in any contract, be such as the Directors may from time to time determine, and may either be a fixed sum of money, or may altogether or in part be governed by the business done or profits made, and may include the making of provisions for the payment to him, his widow or other dependants, of a pension on retirement from the office or employment to which he is appointed and for the participation in pension and life assurance and other benefits, or may be upon such other terms as the Directors determine.

125. Powers of executive Directors

The Directors may entrust to and confer upon a Managing Director or other executive Director any of the powers and discretions exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and discretions and may from time to time revoke, withdraw, alter or vary all or any of such powers or discretions. Any such delegation shall, in the absence of express provision to the contrary in the terms of the delegation, be deemed to include authority to sub-delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers and discretions delegated and may be made subject to such conditions as the Directors may specify and may be revoked or altered.

SECRETARY

126. Appointment and removal of Secretary

Subject to the provisions of the Statutes, the Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they think fit and any Secretary may be removed by them.

THE SEAL

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127. Use of Seal

The Directors shall provide for the safe custody of the Seal and any official seal kept under section 50 of the 2006 Act, and neither shall be used without the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf. Every instrument to which either shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors or as otherwise determined by the Directors, save that as regards any certificates for shares or debentures or other securities of the Company to which the official seal is applied, the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some mechanical or electronic or other means or may be printed on them.

RESERVE

128. Establishment of reserve

The Directors may from time to time set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors think fit. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

DIVIDENDS

129. Declarations of dividends by Company

The Company may by ordinary resolution declare dividends, but no dividend shall exceed the amount recommended by the Directors.

130. Payment of interim and fixed dividends by Directors

Subject to the provisions of the Statutes, the Directors:

(a) may from time to time pay such interim dividends as they think fit;

(b) may also pay the fixed dividends payable on any shares of the Company half-yearly or otherwise on fixed dates.

If the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

131. Restrictions on dividends

No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Statutes.

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132. Calculation and currency of dividends

Subject to the Statutes, and to the rights of persons, if any, entitled to shares with any priority, preference or special rights as to dividend, all dividends:

(a) shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purpose of this Article as paid up on the share;

(b) shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as if paid up in full or in part from a particular date, whether past or future, such share shall rank for dividend accordingly; and

(c) may be declared in any currency or currencies, and paid in the same currency or currencies or in any other currency or currencies. The Directors may decide the rate of exchange for any currency conversions that may be required and how any costs involved are to be met, in relation to the currency of any dividend.

133. Deductions of amounts due on shares and waiver of dividends

133.1 The Directors may deduct from any dividend or other monies payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company. The Board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply them in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

133.2 The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

134. Dividends other than in cash

Any general meeting declaring a dividend may, upon the recommendation of the Directors, direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other body corporate, and the Directors shall give effect to such direction. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so

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fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

135. Payment procedure

135.1 All dividends and other distributions shall be paid (subject to any lien of the Company) to those Members whose names shall be on the Register at the date at which such dividend shall be declared or at such other time and/or date as the Company by ordinary resolution or the Directors may determine. The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares contained in these Articles entitled to become a Member, or which any person is under these provisions entitled to transfer, until that person shall become a Member in respect of these shares or shall transfer them.

135.2 The Company may pay any dividend, interest or other monies payable in respect of shares in cash or by direct debit, bank or other funds transfer system, cheque, dividend warrant, or money order or by any other method, including by electronic means, as the Directors consider appropriate. For uncertificated shares, any payment may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system concerned) and such payment may be made by the Company or any person on its behalf by sending an instruction to the operator of the relevant system to credit the cash memorandum account of the joint holders of such shares or, if permitted by the Company, of such person as holder or joint holders may in writing direct.

135.3 The Company may send such payment by post or other delivery service (or by such means offered by the Company as the holder or person entitled to it may agree in writing) to the registered address of the holder or person entitled thereto (or, in the case of joint holders or of two or more persons entitled to it because of the death or bankruptcy of the holder or otherwise by operation of law, to the registered address of the person whose name stands first in the Register), or to such person and to such address as the holder or joint holders or person or persons may in writing direct.

135.4 Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, and shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment (including transmission of funds through a bank transfer or other funds transfer system or by such other electronic means as permitted by these Articles or in accordance with the facilities and requirements of the relevant system concerned) shall be good discharge to the Company. The Company shall not be responsible if any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed.

135.5 Any one of two or more joint holders of any share, or any one of two or more persons entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, may give effectual receipts for any dividends or other monies payable or property distributable on or in respect of the share.

135.6 If a holder (or joint holder) does not specify an address, or does not specify an account or such other details and in each case that information is necessary in order to make a payment of a

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dividend, interest or other monies by the means by which in accordance with this Article the Directors have decided that a payment is to be made or by which the holder (or joint holder) has validly elected to receive payment or the payment cannot be made by the Company using the details provided by the holder (or joint holders), the dividend or other monies shall be treated as unclaimed for the purposes of these Articles.

135.7 In respect of the payment of any dividend or other monies payable in respect of shares, the Directors may decide, and notify the holder or person entitled to it that: (i) one or more of the means described in Article 135.1 will be used for payment and a holder or person entitled to payment may elect to receive the payment by one of the means so notified in the manner prescribed by the Directors; (ii) one or more of such means will be used for the payment unless a holder or person entitled to payment elects otherwise in the manner prescribed by the Directors; or (iii) one or more of such means will be used for the payment and that the holder or other person entitled to payment will not be able to elect otherwise.

136. Interest

Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other monies payable on or in respect of a share shall bear interest against the Company.

137. Forfeiture of dividends

All dividends or other sums payable on or in respect of any share which remain unclaimed may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. All dividends unclaimed for a period of 12 years or more after becoming due for payment shall be forfeited and shall revert to the Company. The payment of any unclaimed dividend or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.

CAPITALISATION OF PROFITS AND SCRIP DIVIDENDS

138. Power to capitalise

Subject to the provisions of Article 139, the Directors may capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve and redenomination reserve) or to the credit of the profit and loss or retained earnings account (in each case, whether or not such amounts are available for distribution), and appropriate the sum resolved to be capitalised either:

138.1 to the holders of ordinary shares (on the Register at such time and on such date as may be specified in, or determined as provided in, the resolution of the general meeting granting authority for such capitalisation) who would have been entitled thereto if distributed by way of dividend and in the same proportions (including, for this purpose, any shares in the Company held as treasury shares, as if the restriction on payment of dividends in the Statutes did not apply); and the Directors shall apply such sum on their behalf either in or towards paying up any amounts, if any, for the time being unpaid on any shares held by such holders of ordinary shares respectively or in paying up in full at par new shares or debentures of the Company to

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be allotted credited as fully paid up to such holders of ordinary shares in the proportions aforesaid, or partly in the one way and partly in the other; or

138.2 to such holders of ordinary shares who may, in relation to any dividend or dividends, validly accept an offer or offers on such terms and conditions as the Directors may determine (and subject to such exclusions or other arrangements as the Directors may consider necessary or expedient to deal with legal or practical problems in respect of overseas shareholders or in respect of shares represented by depository receipts) to receive new ordinary shares, credited as fully paid up, in lieu of the whole or any part of any such dividend or dividends (any such offer being called a “Scrip Dividend Offer”); and the Directors shall apply such sum on their behalf in paying up in full at par new shares (in accordance with the terms, conditions and exclusions or other arrangements of the Scrip Dividend Offer) to be allotted credited as fully paid up to such holders respectively.

139. Authority required

139.1 The authority of the Company in general meeting shall be required before the Directors implement any Scrip Dividend Offer (which authority may extend to one or more offers).

139.2 The authority of the Company in general meeting shall be required for any capitalisation pursuant to Article 138.1 above.

139.3 A share premium account, a capital redemption reserve and a redenomination reserve and any other amounts which are not available for distribution may only be applied in the paying up of new shares to be allotted to holders of ordinary shares of the Company credited as fully paid up.

140. Provision for fractions etc.

Whenever a capitalisation requires to be effected, the Directors may do all acts and things which they may consider necessary or expedient to give effect thereto, with full power to the Directors to make such provision as they think fit for the case of shares or debentures becoming distributable in fractions (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned) and also to authorise any person to enter on behalf of all Members concerned into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

ACCOUNTING RECORDS

141. Accounting records to be kept

The Directors shall cause accounting records to be kept in accordance with the provisions of the Statutes.

142. Location of accounting records

The accounting records shall be kept at the Office or, subject to the provisions of the Statutes, at such other place or places as the Directors think fit.

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143. Inspection of accounting records

The accounting records shall always be open to the inspection of the officers of the Company.

144. Power to extend inspection to Members

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company or any of them shall be open to the inspection of Members, and no Member (not being a Director) shall have any right to inspect any account or book or document of the Company, except as conferred by the Statutes or authorised by the Directors or by a resolution of the Company in general meeting or under an order of a court of competent jurisdiction.

145. Limit on Members’ right to inspect

No Member (not being a Director) shall have any right of inspecting any account or book or document or information of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

AUDIT

146. Appointment of auditors

Auditors shall be appointed and their duties regulated in accordance with the provisions of the Statutes.

NOTICES

147. Service of notice and curtailment of postal service

A notice or other document (including a share certificate) or information may be given, sent, supplied, delivered or provided by the Company to any Member in accordance with the 2006 Act, subject to these Articles. The Company may at any time and in its sole discretion chose to give, send, supply, deliver or provide any notice, document or information in hard copy form alone to some or all of its Members.

147.1 Subject to the Statutes, if at any time by reason of the suspension or any curtailment of postal services in the United Kingdom or any part of the United Kingdom or of services for delivery by electronic means, the Company is unable in the opinion of the Directors effectively to convene a general meeting by notices sent through the post (or by notification by post as to the availability of the notice of meeting on a website) or (in the case of those Members in respect of whom an address has for the time being been notified to the Company, in a manner specified by the Directors, for the purpose of giving notices by electronic means) by electronic means, the Directors may decide that the only persons to whom notice of the affected general meeting must be sent are:

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(a) the Directors;

(b) the Company’s auditors;

(c) those Members to whom notice to convene the general meeting can validly be sent by electronic means; and

(d) those Members to whom notice to convene the general meeting can validly be sent by means of a website and to whom notification as to the availability of the notice of meeting on a website can validly be sent by electronic means.

In any such case the Company shall:

(i) send confirmatory copies of the notice (or a confirmatory notification as to the availability of the notice on the Company’s website in the case of those Members to whom notice to convene the general meeting can validly be sent by means of a website but to whom notification as of the availability of the notice of meeting on a website cannot validly be sent by electronic means) by post or (as the case may be) by electronic means if, at least seven days prior to the date of the general meeting, the posting of notices to addresses throughout the United Kingdom or (as the case may be) the sending of notices by electronic means again becomes, in the opinion of the Directors, practicable;

(ii) advertise the notice of meeting in at least one national newspaper; and

(iii) make the notice of meeting available on its website from the day the notice was sent until the conclusion of the meeting or any adjournment thereof.

148. Members resident abroad

148.1 A Member who has no registered address within the United Kingdom, and has not supplied to the Company an address (not being an address for communication by electronic means) within the United Kingdom at which notices or other documents or information may be given to him, shall not be entitled to receive any notice or other documents or information from the Company except to the extent that the Directors decide to send a document, information or a notice to that Member or custodian at the Depositary by electronic means and that Member or custodian at the Depositary has consented (or is deemed to have consented) to the sending of that document, information or notice by electronic means and he has, where necessary, notified the Company of an address for that purpose.

149. Notice deemed served

149.1 Where a notice or other document or information is given, sent, supplied, delivered or provided by the Company by post, service of the notice or other document or information shall be deemed to be effected by properly addressing, prepaying, and posting it, or a letter containing the notice or other document or information, and to have been effected at the latest at the expiration of 24 hours after posting if first-class post was used and at the latest at the expiration of 48 hours after posting if first-class post was not used. In proving such service it shall be sufficient to

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prove that the notice, document or information or the letter containing the same, was properly addressed and put in the post with postage paid.

149.2 Where a notice or other document or information is given, sent, supplied, delivered or provided by the Company by electronic means, service of the notice or other document or information shall be deemed to be effected by sending it by electronic means to an address for the time being notified to the person giving the notice or other document or information or as otherwise permitted by the Statutes for that purpose, and to have been effected at the latest at the expiration of 24 hours from when it was sent (even if the Company subsequently sends a hard copy of such notice, document or information by post). In proving such service by electronic means it shall be sufficient to prove that the notice or other document or information was properly addressed subject to the provisions of section 1147(4) of the 2006 Act as to deemed delivery of documents or information by means of a website.

149.3 Any notice, document or other information delivered or sent by post to or left at the registered address of any Member or sent or delivered by electronic means to any Member in pursuance of these Articles shall, notwithstanding that such Member be then dead or bankrupt, and whether or not the Company have notice of his death or bankruptcy be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall, at the time of the service of the notice or document, have been removed from the Register as the holder of the share and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save where expressly provided, any document, information or notice sent by post to, left at or sent or supplied using electronic means to the address of any Member in pursuant of these Articles shall, even if the Member is then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly sent or supplied in respect of any share registered in the name of such Member as sole or first-named joint-holder.

149.4 Without prejudice to any other Articles, the accidental failure to send any document, notice or information to or the non-receipt of any document, notice or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

149.5 A Member present either in person or by proxy, or in the case of a corporate Member by duly authorised representative, at any meeting of the Company or holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purpose for which is was called.

150. Notice to joint holders

A notice or other document or information may be given, sent, supplied, delivered or provided by the Company to the joint holders of a share by giving, sending, supplying, delivering or providing the notice or other document or information to the joint holder first named in the Register in respect of the share.

Anything to be agreed or specified by joint holders of a share may be agreed or specified by any of the joint holders (and any such agreement or specification shall be deemed for all purposes to be agreed or specified by all the joint holders) unless the Directors require it to be

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agreed or specified by all the joint holders or by the joint holder first named in the Register in respect of the share.

151. Service of notice on persons entitled by transmission

A notice or other document or information may be given, sent, supplied, delivered or provided by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law by giving, sending, supplying, delivering or providing it addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, to the address, if any, within the United Kingdom supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving, sending, supplying, delivering or providing the notice or other document or information in any manner in which the same might have been given, sent, supplied, delivered or provided if the death or bankruptcy or other event had not occurred.

ELECTRONIC COMMUNICATION

152. Electronic Communication

Notwithstanding anything in these Articles to the contrary:

152.1 Any document or information to be given, sent, supplied, delivered or provided to any person by the Company, whether pursuant to these Articles, the Statutes or otherwise, is also to be treated as given, sent, supplied, delivered or provided where it is made available on a website, or is sent in electronic form, in the manner provided by the 2006 Act for the purposes of, inter alia, the 2006 Act (subject to the provisions of these Articles).

For the purposes of paragraph 10(2)(b) of schedule 5 to the 2006 Act, the Company may give, send, supply, deliver or provide documents or information to Members by making them available on a website.

For the purposes of paragraph 6.1.8R(1) of the FCA’s Disclosure Guidance and Transparency Rules, the Company may use electronic means (as defined therein) to convey information or documents to Members or holders of debt securities (as defined therein).

152.2 The Directors may from time to time make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit in relation to the giving of notices or other documents or information by electronic means by or to the Company and otherwise for the purpose of implementing and/or supplementing the provisions of these Articles and the Statutes in relation to electronic means; and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article.

PROVISION FOR EMPLOYEES

153. Provision for employees

The power conferred by section 247 of the 2006 Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any subsidiary shall only be exercised by the Company with the prior sanction of

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a special resolution. If at any time the capital of the Company is divided into different classes of shares, the exercise of such power as aforesaid shall be deemed to be a variation of the rights attached to each class of shares in issue and shall accordingly require either (i) the prior consent in writing of the holders of at least three-quarters of the nominal value of the issued shares or (ii) the prior sanction of a special resolution passed at a separate general meeting of the holders of the shares of each class, in accordance with the provisions of Article 17.

WINDING UP

154. Distribution of assets

If the Company shall be wound up the liquidator may, subject to the Statutes, with the sanction of a special resolution of the Company and any other sanction required by the Statutes, divide amongst the Members (excluding the Company itself to the extent it is a Member by virtue only of its holding of shares as treasury shares) in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities or other assets whereon there is any liability.

INDEMNITY

155. Indemnity of officers

Subject to the provisions of the Statutes (but so that this Article does not extend to any matter insofar as it would cause this Article or any part of it to be void under the Statutes) but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or was at any time a director or other officer of the Company or any Group Company (as defined in Article 97.2) excluding the Auditors may be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities (together “Liabilities”) which he may sustain or incur in or about the actual or purported execution and/or discharge of his duties (including those duties, powers and discretions in relation to any Group Company (as defined in Article 97.2) or any company that is a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act)) and/or the actual or purported exercise of his powers or discretions and/or otherwise in relation thereto or in connection therewith, including (without prejudice to the generality of the foregoing) any Liability suffered or incurred by him in disputing, defending, investigating or providing evidence in connection with any actual or threatened or alleged claims, demands, investigations, or proceedings, whether civil, criminal, or regulatory or in connection with any application under section 661(3) or (4) or section 1157 of the 2006 Act.

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156. Funding of expenditure in defending proceedings

The Company may also provide funds to any director or other officer of the Company or of any Group Company (as defined in Article 97.2) (excluding the Auditors) to meet, or do anything to enable a director or other officer of the Company or any Group Company (as defined in Article 97.2) to avoid incurring expenditure to the extent permitted by the Statutes.

JURISDICTION AND DISPUTES

157. Exclusive jurisdiction

Unless the Company consents in writing to the selection of an alternative forum in the United States of America, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended (the Securities Act).

158. Disputes

Save in respect of any cause of action arising under the Securities Act, by subscribing for or acquiring shares, the Member submits all disputes between himself and the Company or the Directors to the exclusive jurisdiction of the English courts.

MANDATORY OFFER

159. Mandatory offer

159.1 A person must not:

(a) effect or purport to effect a Prohibited Acquisition (as defined in Article 159.9); or

(b) except as a result of a Permitted Acquisition (as defined in Article 159.7):

(i) whether by a series of transactions over a period of time or not, acquire an interest in shares which (taken together with shares in which persons determined by the Board to be acting in concert with such person are interested) carry 30% or more of the voting rights of the Company; or

(ii) whilst such person (together with persons determined by the Board to be acting in concert with such person) is interested in shares that in aggregate carry not less than 30% but does not hold shares carrying more than 50% of the voting rights of the Company, acquire, whether by such person or with persons determined by the Board to be acting in concert with such person, an interest in any other shares that (taken together with any interests in shares held by persons determined by the Board to be acting in concert with such person) increases the percentage of shares carrying voting rights in which such person is interested,

(each of (i) and (ii) a “Limit”).

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159.2 Where any Member breaches any Limit, except as a result of a Permitted Acquisition, or becomes interested in any shares as a result of a Prohibited Acquisition, that Member is in breach of these Articles.

159.3 Where the Board has reason to believe that any Limit is or may be breached or any Prohibited Acquisition has been or may be effected it may require any Member or any other person (other than, in each case, a Depositary in its capacity as Depositary) to provide, and such Member or other person shall promptly provide, details of (i) any persons acting in concert with such Member or other person, (ii) any interests in shares of such Member (or other person or any persons acting in concert with them), and (iii) any other information, as in each case the Board considers appropriate to determine any of the matters under this Article 159.

159.4 Where the Board determines (at any time and without any requirement to have first exercised any of its rights under Article 159.3) that any Limit is breached (and, in the case of a breach of a Limit which is capable of becoming a Permitted Acquisition in accordance with the provisions of Article 159.7(c), at any time that such acquisition has not become a Permitted Acquisition) or any Prohibited Acquisition has been effected (or is purported) by any person (such person, together with any persons determined by the Board to be acting in concert with such person, being “Breaching Persons”), the Board may do all or any of the following:

(a) determine that Members shall not be entitled in respect of any shares held by the Breaching Persons, or in respect of which the Breaching Persons are interested (including, without limitation, by being the holder of, or otherwise interested in, American Depositary Shares), in breach of this Article 159 (together, “Relevant Shares”) to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll;

(b) determine that any dividend or other distribution (or any part of a dividend or other distribution) or other amount payable in respect of the Relevant Shares shall be withheld by the Company, which shall have no obligation to pay interest on it, and that the relevant Member shall not be entitled to elect to receive shares instead of a dividend; and

(c) determine that no transfer of any certificated Relevant Shares (other than any Relevant Shares held by a Depositary in its capacity as Depositary) to or from a Breaching Person shall be registered.

159.5 Where any Relevant Shares are held by the Depositary, the provision of this Article 159 shall be treated as applying only to such Relevant Shares held by the Depositary and not to any other shares held by the Depositary.

159.6 The Depositary shall not be in breach of Article 159.1 or Article 159.2 or be a Breaching Person solely as a result of holding any shares (or interests in shares) in its capacity as Depositary, provided that any shares held by the Depositary may still be Relevant Shares. Notwithstanding the preceding sentence, all interests in shares (including American Depositary Shares) held by or on behalf of persons other than the Depositary with respect to shares held by such Depositary shall be taken into account for all purposes of this Article.

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159.7 An acquisition is a “Permitted Acquisition” (or, in the case of Article 159.7(c), an acquisition will become a Permitted Acquisition upon completion of the making and implementation of a Mandatory Offer in accordance with, and compliance with the other provisions of, Article 159.7(c)) if:

(a) the Board consents to the acquisition or the acquisition is pursuant to an offer made by or on behalf of the acquirer that is recommended by the Board;

(b) the acquisition is made as a result of a voluntary offer made and implemented, save to the extent that the Board determines otherwise:

(i) for all of the issued and outstanding shares of the Company (except for those already held by the acquirer);

(ii) in cash (or accompanied by a cash alternative); and

(iii) otherwise in accordance with the provisions of the City Code (as if the City Code applied to the Company);

(c) the acquisition is made pursuant to a single transaction which causes a breach of a Limit (otherwise than as a result of an offer) and provided that:

(i) no further acquisitions are made by the acquirer (or any persons determined by the Board to be acting in concert with such acquirer) other than (A) pursuant to a Mandatory Offer made in accordance with Article 159.7(c)(ii) or (B) that are Permitted Acquisitions under Article 159.7(a), (d) or (e), provided that no such further acquisition (other than pursuant to a Mandatory Offer made in accordance with Article 159.7(c)(ii)) shall be or become, in any event, a Permitted Acquisition under this Article 159.7(c); and

(ii) the acquirer makes, within seven days of such breach, and does not subsequently withdraw, an offer which, except to the extent the Board determines otherwise, is made and implemented in accordance with Rule 9 and the other relevant provisions of the City Code (as if it so applied to the Company) (a “Mandatory Offer”), and (for the avoidance of doubt) acquisitions pursuant to a Mandatory Offer shall (subject to compliance with the other provisions of this Article 159.7(c)) also be Permitted Acquisitions;

(d) the acquisition was approved previously by an ordinary resolution passed at a general meeting of Members, provided that the following Members shall not be entitled to vote on such resolution:

(i) the person proposing to make the acquisitions and any persons determined by the Board to be acting in concert with such person; and

(ii) the persons (if any) from whom the acquirer (together with persons determined by the Board to be acting in concert with such acquirer) has agreed to acquire shares or has otherwise obtained an irrevocable commitment in relation to the

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acquisition of shares by the acquirer or any persons determined by the Board to be acting in concert with such person; or

(e) there is an increase in the percentage of the voting rights attributable to an interest in shares held by a person or by persons determined by the Board to be acting in concert with such person and such an increase would constitute a breach of any Limit where such increase results from the Company redeeming or purchasing its own shares or interests in shares.

159.8 Unless the Board determines otherwise, in the case of a Permitted Acquisition pursuant to Article 159.7(a), (b) or (c) above, an appropriate offer or proposal must also be made in accordance with Rule 15 (Appropriate offer for convertibles etc.) of the City Code (as if Rule 15 applied to the Company).

159.9 Unless (a) the acquisition is a Permitted Acquisition, or (b) the Board determines otherwise, an acquisition of an interest in shares is a “Prohibited Acquisition” if Rule 4 (Restrictions on dealings) or Rule 5 (Timing restrictions on acquisitions) of the City Code would in whole or part apply to the acquisition if the Company were subject to the City Code and the acquisition of such interest in shares were made (or, if not yet made, would, if and when made, be) in breach of or otherwise would not comply with Rule 4 or Rule 5 of the City Code.

159.10 The Board has full authority to determine the application of this Article including as to the deemed application of relevant parts of the City Code (as if it applied to the Company). Such authority shall include all discretion vested in the Panel on Takeovers and Mergers (as if the City Code applied to the Company). Any resolution or determination of, or decision or exercise of any discretion or power by, the Board acting on such grounds as the Board shall in its sole opinion consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever and, in the absence of fraud, neither the Company nor the Board shall owe any duty of care to or have any liability to any person in respect of any cost, loss or expense as a result of any such resolution, determination, decision or exercise of any discretion or power. The Board shall not be required to give any reasons for any decision, determination, resolution or declaration taken or made in accordance with this Article 159.

159.11 Where used in this Article, the phrase “City Code” shall mean the City Code on Takeover and Mergers as promulgated by the Panel on Takeovers and Mergers, as amended from time to time, and the phrase “Panel on Takeovers and Mergers” shall mean the Panel on Takeovers and Mergers.

159.12 Where used in this Article, the phrases “offer”, “interest in shares”, “acting in concert” and “voting rights” shall have the meanings ascribed to them in the City Code. For the avoidance of doubt, an interest in shares includes an interest in American Depositary Shares.

159.13 This Article 159 only applies:

(a) whilst the City Code does not apply to the Company; and

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(b) prior to the first annual general meeting of the Company held after the adoption of this Article 159 and thereafter only if at the most recent annual general meeting of the Company an ordinary resolution has been duly passed to the effect that this Article 159 shall apply from the conclusion of such annual general meeting to the conclusion of the next annual general meeting of the Company.

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